UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Progenics Pharmaceuticals, Inc. to be held on Wednesday June 9, 2010 at 10:00 A.M. local time at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York.

At this Meeting, you will be asked to consider and vote upon the election of Progenics’ directors, approval of an amendment to the Company’s 1998 Employee Stock Purchase Plan, and ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2010.

The Board of Directors encourages stockholder participation in Progenics’ affairs and invites you to attend the Meeting in person.  It is important that your shares be represented.  Whether or not you decide to attend the Meeting, we urge you to vote.  Even if you return a Proxy Card or vote via the Internet or by telephone, you may still attend the Meeting and vote in person.

Thank you for your participation.

Very truly yours,

Kurt W. Briner
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 9, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Progenics Pharmaceuticals, Inc. will be held at The Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York, on Wednesday, June 9, 2010 at 10:00 A.M. local time, for the purpose of considering and voting upon the following matters, each as more fully described in the attached Proxy Statement:

1.	The election of nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	The approval of an amendment to our 1998 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000, from 3,400,000 to 4,400,000.

3.	The ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2010.

4.	The transaction of such other business as may properly come before the Meeting and any adjournment thereof.

Stockholders of record at the close of business on April 13, 2010 are entitled to receive notice of, and vote at, the Meeting.  A list of stockholders entitled to vote at the Meeting is open to examination by any stockholder at our principal offices, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

Whether or not you plan to attend the Meeting, please promptly vote your shares via the Internet or the toll-free telephone number as described in the enclosed materials.  If you received a Proxy Card by mail, please sign, date and return it in the envelope provided.  If you attend the Meeting and vote in person, your vote by Proxy will not be used. You may revoke your Proxy at any time prior to its exercise, regardless of the manner used to transmit your voting instructions.

Prompt communication of your voting instructions by any of these methods will help us in preparing for the Meeting, and your cooperation and participation is greatly appreciated.

By order of the Board of Directors,

Robert A. McKinney
Chief Financial Officer
Senior Vice President,
Finance & Operations and Treasurer

Tarrytown, New York
April 27, 2010

PROGENICS PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

April 27, 2010

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished to holders of Progenics Pharmaceuticals, Inc. common stock, par value $.0013 per share, in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors for use at the Annual Meeting of Stockholders to be held at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York on Wednesday, June 9, 2010, at 10:00 A.M. local time, and at any and all adjournments thereof.  Stockholders may revoke the authority granted by their proxies at any time prior to their use by filing with our Corporate Secretary a written revocation, submitting a new, proper Proxy via the Internet or telephone after the date of the Proxy, or by attending the Meeting and voting in person.  Solicitation of proxies will be made chiefly through dissemination of proxy materials via the Internet and the mails, and additional solicitation may be made in person or by telephone or other electronic communication by our officers or employees.  We may also enlist the aid of brokerage houses or our transfer agent in soliciting proxies.  We will bear all solicitation expenses, including costs of preparing, assembling and mailing the proxy materials.

Our proxy materials are primarily available to stockholders on the Internet, as permitted by rules of the U.S. Securities and Exchange Commission.  On or about April 27, 2010, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials online and how to request a printed or e-mail copy.  If you would like to receive a printed or email copy of our proxy materials, please follow those instructions.  We are first making available the Notice, the Proxy Statement, the Proxy Card and a copy of our 2009 Annual Report to Stockholders, which includes our Annual Report on Form 10-K to the SEC, on or about April 27, 2010 at www.proxyvote.com.  To view these documents, enter the 12-digit control number which appears on your Notice.  Our proxy materials and other SEC filings are also available on the Internet at our website, www.progenics.com, and on the SEC’s EDGAR system, at www.sec.gov.  Stockholders may also obtain without charge a copy of our Form 10-K by directing a written request to Investor Relations, Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

Shares of common stock represented by unrevoked proxies will be voted in accordance with the choice or instructions specified on the Proxy.  It is the intention of the persons named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote all proxies received by them FOR election of the nine director nominees named herein, FOR approval of the amendment of our 1998 Employee Stock Purchase Plan, and FOR ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2010.

VOTING

Only stockholders of record at the close of business on April 13, 2010 are entitled to vote at the Annual Meeting or any adjournment thereof.  At that date, we had outstanding 32,276,074 shares of common stock, our only class of voting securities outstanding.  Each stockholder will be entitled to one vote for each share of common stock registered in the holder’s name on the record date.  A majority of all shares of common stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the Meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Meeting, nine directors, constituting the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.  Proxies given pursuant to this solicitation will be voted in favor of the nine nominees listed below unless authority is withheld.  Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the Proxy Card.  The Board has no reason to believe that any nominee will be unavailable.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  The election of directors requires a plurality vote of those shares voted at the Meeting with respect to the election of directors.

Director Nominees

Set forth below are the persons nominated as our directors (all of whom are currently our directors), together with information concerning (i) their principal occupations or employment, including other public-company directorships, during the past five years, and (ii) the particular experience, qualifications, attributes and/or skills of each nominee that led the Board and its Nominating and Corporate Governance Committee to determine that he or she should serve as a director.

Mr. Briner has informed the Board of his desire to step down from his position as Chairman immediately after the Meeting, and the Board has appointed Mr. Crowley as Chairman effective upon and subject to reelection of the Company’s current directors at the Meeting.  The Board has expressed to Mr. Briner its appreciation for his service as Chairman, and looks forward to his continuing contributions to the Company as a Director.

	Age	Year First Elected Director	Position with Company
Kurt W. Briner	65	1998	Chairman and Director
Charles A. Baker, J.D.(1)(2)(3)	77	1994	Director
Mark R. Baker, J.D.(4)	55	2009	President and Director
Peter J. Crowley, M.B.A.(1)(3)	51	2009	Director
Mark F. Dalton, J.D.(2)(3)	59	1990	Director
Stephen P. Goff, Ph.D.(2)(4)	58	1993	Director
Paul J. Maddon, M.D., Ph.D.(4)	50	1986	Chief Executive Officer, Chief Science Officer and Director
David A. Scheinberg, M.D., Ph.D.(4)	54	1996	Director
Nicole S. Williams, M.B.A.(1)	65	2007	Director
____________

Member of:
(1)           Audit Committee.
(2)           Nominating and Corporate Governance Committee.
(3)           Compensation Committee.
(4)           Science and Technology Committee.

Mr. Briner is the former President and Chief Executive Officer of Sanofi Pharma S.A, a position he held from 1988 until his retirement in 2000.  He has over 35 years of experience in the pharmaceutical industry, and is a director of Galenica S.A., a European-based pharmaceutical company.  He stepped down as a director of Novo Nordisk Danmark in 2009.  Mr. Briner attended Humanistisches Gymnasium in Basel and Ecole de Commerce in Basel and Lausanne.

Mr. Briner’s extensive experience in the pharmaceutical industry, including as President and Chief Executive Officer of Sanofi Pharma, is a principal qualification for his nomination as a director of the Company.  Through his service in senior management of large pharmaceutical enterprises and oversight of commercialization programs for pharmaceutical products, Mr. Briner has acquired broad perspective on historical and current trends and developments in the pharmaceutical industry and an appreciation of business organizations and practices in diverse international cultures.  From his service as a board member of Novo Nordisk Danmark and Galenica, Mr. Briner also maintains personal and business relationships with key individuals throughout the global pharmaceutical industry.

Mr. Charles Baker is a business advisor to biotechnology companies.  He is the former Chairman, President and Chief Executive Officer of The Liposome Company, Inc., a position he held from 1989 until the sale of the company in 2000.  Mr. Baker has over 45 years of pharmaceutical industry experience and has held senior management positions at Pfizer, Abbott Laboratories and Squibb Corporation.  He is a director of Regeneron Pharmaceuticals, Inc., a biotechnology company.  Mr. Baker received a B.A. from Swarthmore College and a J.D. from Columbia University School of Law.

Mr. Baker’s decade of service at Liposome gives him special insight into the needs and value drivers of enterprises similar in scale and scope to the Company.  He has extensive experience in product commercialization both in the biotechnology setting and, earlier in his career, at Pfizer, Abbott Laboratories and Squibb Corporation, as well as dealing with fellow board members and understanding the expectations of shareholders.  His service as a board member of Regeneron, a company with a business model similar to Progenics’, also contributes to his extensive knowledge and understanding of the biotechnology industry.

Messrs. Charles Baker and Mark Baker are not related.

Mr. Mark Baker joined the Company in 2005 as Senior Vice President & General Counsel and Secretary.  In 2008, he was appointed Executive Vice President – Corporate and in 2009 was made President of the Company.  Over this period he has retained the titles of General Counsel and Secretary.  From 2003 to 2005, Mr. Baker was Chief Business Officer, Secretary and a director of New York Trans Harbor LLC, a privately-held ferry operation in New York City.  From 1997 to 2001, he was Executive Vice President, Chief Legal Officer and Secretary of ContiGroup Companies, Inc. (formerly Continental Grain Company), a privately-held international agri-business and financial concern.  Prior thereto, he was a partner and Co-Chairman of the Capital Markets Group of the New York law firm, Dewey Ballantine.  Mr. Baker has an A.B. degree from Columbia College and a J.D. from the Columbia University School of Law.

Mr. Baker’s qualifications for serving as a director of the Company include his 30 years of business and legal experience, a significant portion of which has been in the life sciences industry.  He has experience in analyzing, structuring, negotiating and operating under numerous types of business arrangements, including financings, licensing transactions, joint ventures, mergers and acquisitions, and manufacturing and supply contracts.  Mr. Baker has been involved in the senior management of the organizations with which he worked before joining the Company, and has extensive experience managing public and private companies, including specific experience with respect to the financial, accounting, audit, human resources, intellectual property, legal, environmental, insurance, scientific and operational aspects of businesses in diverse industries. He has also served as a legal and business advisor to numerous boards of directors of public and private entities and is well-versed in the regulation of public companies by the SEC and other regulatory bodies.

Mr. Crowley was elected to our Board in January 2009.  Mr. Crowley retired in 2008 as Manager Director of the Healthcare Investment Banking group at Oppenheimer & Company (formerly CIBC World Markets), which he headed since 1995, with responsibility for public and private financing and advisory services for biotechnology, pharmaceutical, medical device and healthcare services companies.  Mr. Crowley serves on the board of directors of the New York Eye and Ear Infirmary, Continuum Hospital Group, the Foundation Fighting Blindness, the Glaucoma Foundation and Rye Country Day School.  He is also a board member at Jurlique plc, a skin care company, and Napastyle, a specialty food and furnishings company.  Mr. Crowley holds an M.B.A. in finance from Columbia University Graduate School of Business and a B.A. in economics from Harvard University.

Mr. Crowley brings to the Company’s board deep perspective into U.S. and international capital markets and strategic business trends.  As a senior investment banker specializing in the healthcare industry, Mr. Crowley developed financial and analytic capabilities which are key inputs in the development of the Company’s strategic direction, the setting of goals for its financial and operational plans, and the oversight of its financial reporting and audit functions.  He has extensive knowledge of, and contacts within major participants in, the global biotechnology and pharmaceutical industries, as well as a wealth of experience evaluating the performance of businesses and products in the Company’s industry and designing appropriate strategic and financial alternatives for them.

Mr. Dalton has been the Co-Chairman and Chief Executive Officer of Tudor Investment Corporation, an investment advisory company, and its affiliates since January 2010, and President since 1988. In addition, from 2005 until December 2009, Mr. Dalton was Vice Chairman.  From 1979 to 1988, he served in various senior management positions, including Chief Financial Officer, at Kidder, Peabody & Co. Incorporated.  He is a director of several private companies.  Mr. Dalton received a B.A. from Denison University and a J.D. from Vanderbilt University Law School.

Mr. Dalton’s experience as a senior officer of Tudor for more than 20 years gives our Board an investor’s perspective on the Company’s finances, operations and performance.  His prior experience as a lawyer at Sullivan & Cromwell and as an officer at Kidder, Peabody also provides useful legal and financial perspective.  Mr. Dalton has had extensive board-level relationships with companies in a number of industries with diverse financial and strategic needs.  He brings to the Company a detailed understanding of global financial markets and a network of contacts in the financial and investing communities.

Dr. Goff, the Higgins Professor in the Departments of Biochemistry and Microbiology at Columbia University, has been a scientific advisor to us since 1988.  He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University.  Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

Dr. Goff’s long academic career concentrating in infectious disease research is especially valuable to the Company’s strategic efforts in virology.  His reputation and extensive relationships in the medical research community have resulted in his being involved in evaluating cutting-edge research proposals in diverse areas of inquiry, and he brings that experience and knowledge to advising the Company on its research and development initiatives.

Dr. Maddon, our Founder, has served in various capacities since the Company’s inception, including Chairman of the Board, Chief Executive Officer, President and Chief Science Officer.  From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel.  Dr. Maddon serves on several scientific review committees of the National Institutes of Health and on the Executive Committee of the Rockefeller University Council.  He received a B.A. in biochemistry and mathematics, an M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University.  Dr. Maddon also serves as a trustee of Columbia.

As Founder and Chief Executive and Science Officer of the Company, Dr. Maddon has had two decades of experience both leading research teams and starting and nurturing a business enterprise from inception to publicly-traded company.  Through his participation on scientific review committees both within and outside the Company, Dr. Maddon brings important insight on how various areas of research and development, and the Company as a whole, compare against competing alternatives.

Dr. Scheinberg has been a scientific advisor to us since 1994.  Dr. Scheinberg has been associated with the Sloan-Kettering Institute for Cancer Research since 1986, where he is the Vincent Astor Chair and Member, Leukemia Service; Chairman, Molecular Pharmacology and Chemistry Program; Chairman, Experimental Therapeutics Center; and Head, Laboratory of Hematopoietic Cancer Immunochemistry.  He also holds the positions of Professor of Medicine and of Pharmacology, Weill-Cornell Medical College.  He received a B.A. from Cornell University and an M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University School of Medicine.

The Company benefits from Dr. Scheinberg’s expertise as a leading academic oncologist at Sloan-Kettering and Cornell.  He evaluates potential research directions and the design and monitoring of resulting programs.  His broad knowledge of and contacts in the highest levels of medical research are important to the Company’s efforts to advance its research and development initiatives.

Ms. Williams was elected to our Board in 2007 after retiring in 2006 as Chief Financial Officer of Abraxis Bioscience Inc., a biopharmaceutical company, and President of its Abraxis Pharmaceutical Products division, positions she assumed upon the 2006 merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc.  From 2002 to 2006, Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners, as well as President from 2005.  Previously, she was Executive Vice President and Chief Financial Officer of R.P. Scherer, Inc., a global drug delivery company.  Ms. Williams is President of the Nicklin Capital Group, Inc., a firm she founded in 1999 to invest in and provide consulting to early-stage technology companies in the Midwest.  She is a director and Audit Committee chair at Orchid Cellmark, Inc., a leading DNA identity testing service company, and Intercept Pharmaceuticals, Inc., a privately-held biotechnology company.  Ms. Williams received her Demi-License en Science Politique from the University of Geneva, Switzerland, her License en Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.  In 2007, she earned a Certificate of Director Education from the National Association of Corporate Directors.

Ms. Williams’ experience gives her special insight into the financial and operational issues that a company in the pharmaceutical industry faces. She brings expertise to the Company in the areas of financial analysis and reporting, internal auditing and controls, and risk management oversight.  Her board and audit committee roles at other public companies give her a broad perspective in the areas of financial reporting, and audit and Enterprise Risk Management.  Her international training and experience with global corporations helps to guide the Company as its operations and activities have become more global.

Other Information

In 2005, the SEC issued an order against Mr. Crowley arising out of allegations that his former employer violated Section 15B(c)(1) of the U.S. Securities Exchange Act of 1934 and Rule G-37(b) of the Municipal Securities Rulemaking Board, which prohibit a broker, dealer or municipal securities dealer from engaging in municipal securities business with an issuer within two years after any contribution to an official of such issuer.  The alleged violations occurred as a result of a 2002 political donation made by Mr. Crowley to the re-election campaign of an official of an issuer with which the employer subsequently engaged in municipal securities business.  Mr. Crowley was ordered to cease and desist from causing any violations and any future violations of the above provisions and pay a $25,000 civil money penalty.  Mr. Crowley consented to the entry of the order without admitting or denying its findings, except as to the SEC’s jurisdiction over him and the subject matter of the proceedings.

VOTING

Those nominees receiving a plurality of the votes cast will be elected directors.  Abstentions and broker non-votes will not affect the outcome of the election.

Our Board deems the election of the nine nominees listed above as directors to be in our and our stockholders’ best interests and recommends a vote FOR their election.

PROPOSAL 2:  AMENDMENT OF 1998 EMPLOYEE STOCK PURCHASE PLAN

The Board has amended, subject to stockholder approval, our Employee Stock Purchase Plan (ESPP or Plan) to increase the aggregate number of shares of common stock available for sale to employees thereunder from 3,400,000 to 4,400,000 shares.

 Reason for the Amendment

 Our Board believes that it is in our best interest to encourage our employees to acquire an equity interest in the Company by making shares of common stock available for purchase by all employees on favorable terms.  The ESPP and a Non-Qualified ESPP were initially adopted in 1998 and as of December 31, 2009, employees had purchased a total of 2,535,975 shares under the ESPP, leaving 864,025 shares available for future issuance.  We are not proposing at this time to increase the number of shares available under the Non-Qualified ESPP, under which employees may acquire additional shares in excess of Internal Revenue Code limitations applicable to the ESPP.

Given the current level of employee participation in the ESPP, the rate at which shares are being purchased and the expected near-term exhaustion of shares available for issuance under it, our Board has determined that, in order to continue to have an adequate number of shares available for awards to recruit, reward and retain employees, additional shares should be made available under the Plan.  If the amendment is not approved, we will need to reconsider how to encourage employees to acquire an equity interest in the Company.

Summary of the Plan

The full text of the ESPP as proposed to be amended is attached as Appendix A.  The Plan as so amended will become effective upon approval by the Company’s stockholders.

Purpose.  The purpose of the ESPP is to aid us in attracting, compensating and retaining well-qualified employees by providing them with an equity interest in the Company.

Eligible Employees.  All employees, including our executive officers, are eligible to participate in the ESPP, provided that any employee holding a beneficial interest in more than five percent of the Company’s common stock is not eligible.   Dr. Maddon elected not to participate in the Plan in 2009, and has elected not to participate in 2010.  At March 31, 2010, 176 employees were eligible to participate in the Plan.

How the Plan Works.  The ESPP provides for quarterly grants of rights to purchase common stock in an amount equal to 25% of each employee’s total compensation during the respective calendar quarter.  The percentage may be changed from time to time by the Committee.  Each purchase right expires six months after the date of grant and is only exercisable during the three-month period prior to the date of expiration, on such date or dates specified by the Committee prior to the date of grant, provided that the participant remains employed on such date(s) of exercise (except upon death).

The Plan provides that the fair market value of the shares subject to a grant on the first day of the quarter may not exceed $6,250.  In the event an employee’s total compensation is such that the applicable percentage results in shares subject to a grant having a fair market value greater than $6,250, the excess is granted from the Company’s Non-Qualified ESPP.

Upon a “change of control” of the Company, all outstanding purchase rights under the ESPP immediately become fully exercisable and all rights of participants become nonforfeitable.

Available Shares.  At March 31, 2010, 634,041 shares were available for future grants under the ESPP.  The proposed amendment would increase availability for future grants to 1,634,041 shares.  Shares issued under the Plan may be either authorized but unissued shares or treasury shares, and any shares subject to options that have been terminated or expired by their terms are available for further grants.

Exercise Price and Payment.  The price at which employees may exercise purchase rights is the lesser of (i) the closing price of the common stock on the date prior to the date of grant (the first day of each fiscal quarter) or (ii) 85% of the fair market value of the common stock on the date of exercise. Payment for shares upon exercise may be made in cash or, at the discretion of the Committee, in shares of Company common stock already owned by the participant or acquired upon exercise of the right.  We do not withhold any amount from an employee’s cash compensation in order to exercise an option under the ESPP.  Participants may, at the discretion of the Committee, elect to effect a simultaneous exercise and sale of the shares acquired upon such exercise through a program arranged by the Company, or to pay withholding tax on the exercise of the purchase rights through the surrender of shares of common stock already owned by them or received upon exercise of the right, or through the payment of cash.

Transfer Restrictions.  Stock purchase rights may not be transferred other than by will or by the laws of descent and distribution and may be exercised during the employee’s lifetime only by the employee.

Amendment.  Our Board may at any time alter, amend, suspend or terminate the ESPP, provided that any such alteration, amendment, suspension or termination will not (i) adversely affect the rights of an employee under any previously granted award or (ii) be made without the approval of our stockholders to the extent approval is required by applicable laws, rules or regulations.

Administration.  The Compensation Committee administers the ESPP, and has the authority and discretion, not inconsistent with the Plan, to amend the terms of future grants and terminate further grants.

U.S. Federal Income Tax Consequences

The ESPP is intended to comply with the requirements of Section 423 of the U.S. Internal Revenue Code of 1986, so that neither the grant of purchase rights nor their exercise will have any federal income tax consequences to either us or the employee.  Employees will recognize income on sale of shares acquired upon exercise, subject to tax at ordinary income tax rates or at capital gains rates, depending on the holding period for the shares.  We generally will not be entitled to a tax deduction for the income recognized by employees under the Plan, except for certain amounts upon a “disqualifying disposition” of shares by employees within a two-year period following the date of grant and one year following the date of purchase.

Information Concerning Operation of the Plan in 2009

Under the ESPP, employees are entitled to apply up to 25% of their gross pay to the purchase of common stock, with a limit of $25,000 per year under the Plan (any remainder of such 25% may be applied under the Company’s Non-Qualified ESPP).  The table below sets forth information regarding award grants made under the Plan in 2009:

	Gain from exercise under ESPP(1)	Number of shares issued upon ESPP exercise
Dr. Maddon (CEO)(2)	-	-
Mr. Baker (President)	$4,465	699
Mr. McKinney (CFO)	$4,465	699
Dr. Boyd (SVP)	$4,465	699
Dr. Israel (SVP)	$4,465	699
All current executive officers as a group	$22,335	3,495
All current directors who are not executive officers as a group(3)	-	-
All employees, including all current officers who are not executive officers as a group	$722,765	868,221
________

(1)
Gain from exercise is the difference between (i) the fair market value on the date of exercise of the shares issued upon exercise of the purchase rights and (ii) the exercise price thereof.  Share numbers are net of shares surrendered in payment of exercise prices for rights exercised.  The ESPP exercise prices ranged from $3.37 to $9.13.

(2)	Dr. Maddon elected not to participate in the Plan.

(3)	Non-employee directors are not eligible to participate in the ESPP.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2009, certain information related to our equity compensation plans.

Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	4,831,486	(1)	$16.82	3,097,983	(2)
Equity compensation plans not approved by stockholders (3)	77,643		$1.52	—
Total	4,909,129		$16.58	3,097,983
________________

(1)	Does not include purchase rights issued under the ESPP or the Non-Qualified ESPP.

(2)	Includes 1,469,267 shares available for issuance under the ESPP and Non-Qualified ESPP.

(3)	Only our 1989 Non-Qualified Stock Option Plan.

VOTING

Under Nasdaq Stock Market rules, amendment of the ESPP must be approved by affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Meeting.  Abstentions from voting on this proposal will have the effect of a “no” vote.  Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote.

Our Board deems the adoption of the amendment of the 1998 Employee Stock Purchase Plan to be in our and our stockholders’ best interest and recommends a vote FOR Proposal 2.

PROPOSAL 3:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (PwC) to serve as our independent registered public accounting firm for 2010.  PwC has served in this capacity since 1994.

A representative of PwC is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

Although it is not required to do so, the Audit Committee is submitting the selection of PwC as our independent registered public accounting firm for ratification at the Meeting.  If this selection is not ratified, the Audit Committee will reconsider its choice.

Fees Billed for Services Rendered by PwC

The following table discloses the fees that PwC billed or is expected to bill for professional services rendered to us for each of the last two years:
	2009	2008
Audit Fees (1)	$ 567,650	$559,992
Tax Fees (2)	36,000	39,900
All Other Fees (3)	1,611	1,611
__________

(1)
In connection with (i) the audit of our annual financial statements, including attestation services required under section 404 of the Sarbanes-Oxley Act of 2002 and reviews of quarterly interim financial statements ($552,650 in 2009 and $547,700 in 2008), (ii) filing of registration statements with the SEC ($8,500 in 2009 and $5,000 in 2008), and (iii) statutory non-U.S. audit fees ($6,500 in 2009 and $7,292 in 2008).

(2)	In connection with tax return preparation ($36,000 in 2009 and $35,000 in 2008) and tax advice ($0 in 2009 and $4,900 in 2008).

(3)	For a proprietary internet-based subscription service.

Pre-Approval of Audit and Non-Audit Services by the Audit Committee

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accounting firm’s independence.  Around April of every year, the Committee reviews a schedule, prepared by the accounting firm, of certain types of services to be provided for that year, and projected fees.  The Committee reviews the schedule and provides general pre-approval of those types of services.  The fee amounts are updated to the extent necessary at regularly scheduled meetings of the Committee.  Any additional service proposed to be provided after the annual pre-approval process requires specific pre-approval by the Audit Committee.  The Committee may delegate either general or specific pre-approval authority to its chair or any other member(s).  The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next meeting.  The Committee approved all services described above during 2009 and 2008.

VOTING

A majority of the votes cast (excluding abstentions and broker non-votes) at the Meeting in person or by proxy is necessary for ratification of the selection of PwC as our independent registered public accounting firm.

Our Board deems the ratification of the selection of PricewaterhouseCoopers LLP to be in our and our stockholders’ best interests and recommends a vote FOR Proposal 3.

EXECUTIVE AND OTHER OFFICERS

Information concerning our executive and other officers is set forth below.  There are no family relationships between any of our directors and executive officers.  None of the organizations identified below with which an officer has previously been employed or associated is a parent, subsidiary or affiliate of the Company.  Background information for Dr. Maddon and Mr. Baker is provided in Proposal 1.
Name	Age	Position
Paul J. Maddon, M.D., Ph.D.	50	Chief Executive Officer, Chief Science Officer and Director
Mark R. Baker, J.D.	55	President, General Counsel and Secretary, and Director
Robert A. McKinney, CPA	53	Chief Financial Officer, Senior Vice President, Finance & Operations and Treasurer
Thomas A. Boyd, Ph.D.	58	Senior Vice President, Product Development
Robert J. Israel, M.D.	53	Senior Vice President, Medical Affairs
William C. Olson, Ph.D.	47	Senior Vice President, Research & Development
Benedict Osorio, M.S., M.B.A.	53	Senior Vice President, Quality
Nitya G. Ray, Ph.D.	57	Senior Vice President, Manufacturing
Ann Marie Assumma, M.S.	56	Vice President, Regulatory
Walter M. Capone, M.B.A.	45	Vice President, Commercial Development and Operations
Tage Ramakrishna, M.D.	35	Vice President, Clinical Research

Mr. McKinney has been our Chief Financial Officer since 2005.  Mr. McKinney joined us in 1992 and currently serves as Senior Vice President Finance & Operations and Treasurer.  Early in his career, he was an audit supervisor at Coopers & Lybrand LLP.  Mr. McKinney studied finance at the University of Michigan, received a B.B.A. in accounting from Western Connecticut State University, and is a Certified Public Accountant.

Dr. Boyd joined us in 2000 and currently serves as Senior Vice President, Product Development.  From 1996 through 2000, Dr. Boyd was Associate Director, R & D Project Management at Boehringer Ingelheim Pharmaceuticals, Inc. and before that held various positions with Wyeth-Ayerst Research and Alteon, Inc.  He received his Ph.D. from Brown University in physiology and biophysics and an A.B. degree from Cornell University’s College of Arts and Sciences.

Dr. Israel joined us in 1994 and currently serves as Senior Vice President, Medical Affairs.  Before joining Progenics, he held oncology positions at Sandoz Pharmaceuticals Corporation and Schering-Plough Corporation.  Dr. Israel is a licensed physician and is board certified in internal medicine and medical oncology.  He received a B.A. in physics from Rutgers University and an M.D. from the University of Pennsylvania, and completed an oncology fellowship at Sloan-Kettering Institute for Cancer Research.  Dr. Israel has been a consultant to the Solid Tumor Service at Sloan-Kettering.

Dr. Olson joined us in 1994 and currently serves as Senior Vice President, Research and Development.  From 1989 to 1994, Dr. Olson was a scientist at Johnson & Johnson and MicroGeneSys, Inc., a biotechnology company.  Dr. Olson has served on scientific review committees of the National Institutes of Health and has co-authored more than 40 articles for peer-reviewed scientific journals.  Dr. Olson received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from the University of North Dakota, both in chemical engineering.

Mr. Osorio joined us in 2005 and is currently our Senior Vice President, Quality.  He has almost three decades of experience in pharmaceutical quality control and quality assurance, including service as Director and Senior Director at Forest Laboratories from 2001 to 2005.  From 1984 to 2001, Mr. Osorio held positions of increasing responsibility with The PF Laboratories (a subsidiary of Purdue Pharma), ultimately as Executive Director, Quality Assurance.  From 1979 to 1984, he was an analytical chemist with Berlex Laboratories.  He earned both an M.B.A. and an M.S. in chemistry from Seton Hall University and a B.S. in forensic science from John Jay College of Criminal Justice.  Mr. Osorio is a Certified Quality Engineer and Quality Auditor recognized by the American Society for Quality.

Dr. Ray joined us in 2001 and currently serves as Senior Vice President, Manufacturing.  Prior to joining Progenics, Dr. Ray served as Director of Bioprocess Development at Ortec International from 1997 to 2001.  From 1993 to 1997, Dr. Ray held positions of increasing responsibility at Hoffmann-La Roche in the areas of GMP Manufacturing and Process Development, ultimately as Research Leader, Biopharmaceuticals.  From 1985 to 1993 he developed process technology for biopharmaceutical manufacturing at Verax Corporation.  Dr. Ray received an M.S. and Ph.D. in chemical and biochemical engineering from Rutgers University and a B.S. in chemical engineering from Jadavpur University, India.

Ms. Assumma joined us in 2004 and currently serves as Vice President, Regulatory Affairs.  She has over 30 years of experience in the pharmaceutical industry and regulatory affairs at companies including Dov Pharmaceuticals, Emisphere Technologies, Bayer and American Cyanamid.  Ms. Assumma earned her M.S. in pharmacology from New York Medical College and a B.S. in biology from Fordham University.

Mr. Capone joined us in 2007 as Vice President, Commercial Development and Operations.  Mr. Capone was employed by Trimeris, Inc. from 2002 to 2007 as Senior Vice President of Commercial Operations managing the FUZEON® and fusion inhibitor commercial collaboration with Hoffmann LaRoche.  He has 19 years of U.S. and international commercial experience in the pharmaceutical and biotechnology industries, having held vice president and director-level positions in marketing, sales management and commercial development in the U.S. and Europe for companies including Wyeth, Bristol-Myers Squibb and Triangle Pharmaceuticals, Inc.  Mr. Capone earned his M.B.A. in finance and international business from Columbia University School of Business, and an undergraduate degree in international relations from Brown University.

Dr. Ramakrishna joined us in 2008 and currently serves as Vice President, Clinical Research.  Prior to joining us, Dr. Ramakrishna worked for Altana Pharma, where he served from 2003 to 2007, most recently as Corporate Vice President of International Drug Safety and Medical Affairs.  Prior thereto, Dr. Ramakrishna worked as Medical Director for Insmed Inc.  He received an M.D. from Karol Marcinkowski University in Poznan, Poland and a B.A. in biology from Rutgers University.

Scientific Advisors

An important component of our scientific strategy is our collaborative relationship with leading researchers in supportive care, cancer and virology.  These scientific advisors attend periodic meetings and provide us with specific expertise in both research and clinical development.  All of our scientific advisors are employed elsewhere and may have commitments to or consulting or advisory agreements with other entities that limit their availability to us.  These entities may also compete with us.  Certain of our scientific advisors have, from time to time, devoted significant time and energy to our affairs, but none is regularly expected to devote more than a small portion of time to us.  We have consulting agreements with two scientific advisors, Drs. Goff and Scheinberg, who are also members of our Board.

CORPORATE GOVERNANCE

The Board and its Committees

Board Leadership.  Since 2004, the positions of Chair(s) of the Board of the Company and Chief Executive of the Company have been held by different individuals.

Currently, Kurt Briner serves as Chairman of the Board of the Company and Paul Maddon as Chief Executive of the Company. In October 2009, Mark Baker was named as President of the Company and was elected to the Board of Directors.  These three individuals provide leadership to the Board of Directors by setting the agenda for Board meetings, preparing information and alternatives for presentation to the Board and leading discussions among and decision making by the Board of Directors.

The Board believes that this structure is appropriate because it results in a balanced leadership, combining an independent Chair with members of management involved in the day-to-day operation of the Company’s business.

During 2009, the Board held eight meetings. It is the policy of the Board to hold an executive session of independent directors at each Board meeting.  Each director attended 75% or more of the meetings of the Board during 2009.

Board Committees.  The Board had four standing committees during 2009.  Each director attended 75% or more of the meetings of the Board committee(s) on which he or she served during the year.  Committee charters are available on our website at http://www.progenics.com/documents.cfm.

The Audit Committee reviews our annual financial statements prior to their submission to the SEC, consults with our independent auditors and examines and considers such other matters in relation to the audit of our financial statements and in relation to our financial affairs, including the selection and retention of our independent auditors.  Ms. Williams, Chair of the Committee, is an “audit committee financial expert” as such term is defined in Item 404(d)(5) of Regulation S-K promulgated by the SEC.  The Audit Committee held six meetings during 2009.

The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and other senior employees, administers our stock option plans and otherwise seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented.  Mr. Dalton is Chair of this Committee.  The Compensation Committee held 16 meetings during 2009.

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures intended to constitute and appropriately organize the Board to meet its fiduciary obligations to us and our stockholders on an ongoing basis.  Among its specific duties, this Committee makes recommendations to the Board about our corporate governance processes, assists in identifying and recruiting candidates for the Board, administers the Nominations Policy, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews the type and amount of Board compensation for non-employee directors and makes recommendations to the full Board regarding such compensation.  The Nominating and Corporate Governance Committee also annually reports findings of fact to the Board that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence and expertise criteria established by the Nasdaq Marketplace and SEC rules and applicable law.  Mr. Charles Baker is Chair of this Committee.  The Nominating and Corporate Governance Committee held three meetings during 2009.

The Science and Technology Committee is responsible for periodically examining the Company’s direction of and investment in its science and technology initiatives, including its research and development efforts, assisting the Board in its review, evaluation and oversight of such initiatives and efforts, and advising the Board on scientific matters involving the Company’s research and development, clinical and commercial programs, including internal projects, interaction with academic and other outside research organizations, and acquisition and development of technologies.  Dr. Goff is Chair of this Committee.  The Science and Technology Committee, which was formed in the fourth quarter of 2009, did not meet during that year.

Oversight of Risk Management

Company management is responsible for assessing and managing Progenics’ exposure to various risks.  Responsibility for risk oversight by the Board of Directors lies with the entire Board. Therefore, responsibility for the administration of this risk oversight lies primarily with the Board’s leadership.

As a research and development focused public company, the Company’s principal risks lie in the administration of its financial and operational controls and in the conduct of its research and development activities.

The Audit Committee, under the leadership of Chair Nicole Williams, has the role of monitoring the risks associated with the Company’s financial and operational controls, including reviewing the preparation and auditing of financial statements and the safeguarding of the Company’s financial and other assets. Under the oversight of the Audit Committee, the Company’s internal audit department, which reports to the Audit Committee, performed during 2009 and 2010 an enterprise-wide assessment of the Company’s risks and reported on that risk assessment to the Audit Committee and the entire Board of Directors.

In 2009, the Board of Directors established the Science and Technology Committee to review the Company’s research and development activities.  This Committee, under the leadership of Dr. Goff, its Chair, has the role of overseeing management’s monitoring of the risks associated with the Company’s research and development activities.

Since sales of the Company’s only commercial product, RELISTOR, are currently handled by Pfizer Inc. and its Wyeth subsidiary, risks to the Company with respect to such sales are monitored by the entire Board of Directors through oversight of the Company’s contractual arrangements and relationship with Pfizer and Wyeth.

Director Independence and Other Matters

The Board has determined each of Messrs. Charles Baker, Briner, Crowley and Dalton, Dr. Goff and Ms. Williams to be an “independent director” as such term is defined by Nasdaq Marketplace Rule 5605(b)(1).

The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the Nasdaq Marketplace rules, the SEC and the Internal Revenue Service.

With the assistance of our legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of our directors.  On the basis of this review, the Committee delivered a report to the full Board and the Board made its independence and “audit committee financial expert” determinations based upon the Committee’s report and each member’s review of the information made available to the Committee.

Stockholder Communications with the Board; Board Attendance at the Annual Meeting of Stockholders

Stockholders may communicate with the Board by writing to the Board care of the Corporate Secretary at our corporate headquarters.

It is our policy that the members of the Board attend annual meetings of our stockholders.  Six of the eight members of our Board at the time attended the 2009 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct

We have a Code of Business Ethics and Conduct which is applicable to all of our directors, employees and consultants.  The Code meets the criteria for a “code of ethics” under the SEC rules and “code of conduct” under the Nasdaq Marketplace rules.  The Code is described in more detail under Other Matters - Certain Relationships and Related Transactions, below, and is available on our website at http://www.progenics.com/documents.cfm.

Our Director Nominations Process

The Nominating and Corporate Governance Committee administers our Director Nominations Policy, which establishes criteria for Board member candidates and the process by which candidates for possible inclusion in our recommended slate of director nominees are selected.  The Nominating and Corporate Governance Committee’s charter, which includes the Nominations Policy, is available on our website at http://www.progenics.com/documents.cfm.

Minimum Criteria for Board Members.  Under the Policy, each Board candidate must possess at least the following specific minimum qualifications:

•	He or she shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•
He or she shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and established a record of professional accomplishment in his or her chosen field.

•
Neither the candidate nor any family member (as defined in the Nasdaq Marketplace rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) shall have any material personal, financial or professional interest in any of our current or potential competitors.

•
He or she shall be prepared to participate fully in Board activities, including, if eligible, active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and any committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Desirable Qualities and Skills.  The Nominating and Corporate Governance Committee also considers it desirable that each candidate possess the following qualities or skills:

•
He or she should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics.

•	He or she should contribute positively to the collaborative culture among Board members.

•
He or she should possess professional and personal experiences and expertise relevant to our goal of being a leading biopharmaceutical company.  At this stage of our development, relevant experiences might include, among other things, large biotechnology or pharmaceutical company CEO or senior management experience, senior-level management experience in medical research or clinical development activities in the fields of supportive care, oncology, virology, immunology or molecular biology within a public company or large university setting, and relevant senior-level expertise in one or more of finance, accounting, sales and marketing, organizational development and public relations.

Internal Process for Identifying Candidates.  The Nominating and Corporate Governance Committee has two primary methods for identifying Board candidates.  On a periodic basis, the Committee may solicit suggestions for possible candidates from a number of sources, which may include members of the Board, our senior executives, individuals personally known to members of the Board, and independent research by either members of the Board or our senior executives.  The Committee may also use its authority under its Charter to retain at the Company’s expense one or more search firms to identify candidates.

If it uses a search firm, the Committee may ask the firm to identify possible candidates who meet the minimum and desired qualifications expressed in the Nominations Policy; interview and screen candidates, and conduct appropriate background and reference checks; act as a liaison among the Board, the Committee and the candidate during the screening and evaluation process; and be available for consultation as needed by the Committee.  The Committee has the authority under its Charter to approve such firms’ fees and other retention terms.

Nomination of Directors by Stockholders.  The Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board.  Any of our stockholders may recommend one or more eligible persons for election as a director at an annual meeting of stockholders if the stockholder provides the recommendation to our Corporate Secretary at our principal executive offices not less than 120 days prior to the anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting.  In the event that we set an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, the stockholder’s recommendation must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first.

To be eligible for consideration, a candidate proposed by a stockholder must be independent of the stockholder providing the nomination in all respects, as determined by the Nominating and Corporate Governance Committee or by applicable law, qualify as an “independent director” under the Nasdaq Marketplace rules and meet the “Minimum Criteria for Board Members” set forth above.

Evaluation of Candidates.  The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

If, based on the Committee’s initial evaluation, a candidate continues to be of interest to the Committee, the Committee Chair will interview the candidate and communicate the Chair’s evaluation to the other Committee members, the Chairman of the Board and the CEO.  Later reviews will be conducted by other members of the Committee and senior management.  Ultimately, background and reference checks will be conducted and the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

The Nominating and Corporate Governance Committee recommended Mr. Crowley as a Director to fill a vacancy created by a resignation in November 2008, and in January 2009, Mr. Crowley was appointed to the Board.

Timing of the Identification and Evaluation Process.  Our fiscal year is the calendar year.  The Nominating and Corporate Governance Committee expects generally to meet one or more times prior to March 31 of each year to consider, among other things, candidates to be recommended to the Board for inclusion in our recommended slate of director nominees for the next annual meeting and our Proxy Statement.  The Board usually meets each March and at that meeting votes on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in May or June.

All candidates, whether identified internally or by a nomination received from a stockholder, who after evaluation are recommended by the Nominating and Corporate Governance Committee and approved by the Board, will be included in our recommended slate of director nominees in our Proxy Statement.

Future Revisions to the Nominations Policy.  The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process.  The Nominating and Corporate Governance Committee intends to review the Nominations Policy at least annually and anticipates that modifications may be necessary or desirable from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change.  The Committee may amend the Nominations Policy at any time, in which case the most current version will be available on our web site at http://www.progenics.com/documents.cfm.

Board Committee Reports

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2009 Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

By the Compensation Committee of the Board of Directors,
Mark F. Dalton, Chair
Charles A. Baker
Peter J. Crowley

Compensation Committee Interlocks and Insider Participation.  The Compensation Committee is comprised entirely of independent directors.  None of its members had any affiliation or relationship with the Company which requires disclosure under this heading.

Audit Committee Report

The Audit Committee of the Board consists of three non-employee directors: Ms. Williams, Chair, and Messrs. Charles Baker and Crowley.  The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace rule that governs audit committee composition, including the requirements that Audit Committee members satisfy the criteria for Audit Committee membership set forth in the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder.  The Audit Committee operates under a written Charter adopted by the Committee and approved by the Board as a whole.

As set forth in its Charter, the Audit Committee’s role is one of oversight.  Progenics management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee’s primary function is to assist the Board in monitoring and overseeing the integrity of our financial statements, systems of internal control and the audit process.  Additionally, the Committee selects, subject to stockholder ratification, the independent registered public accounting firm for the Company.  In this context, the Committee has met and has reviewed and discussed with management and our accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements as of and for the year ended December 31, 2009.  The Committee has also discussed with members of PwC each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by PCAOB Rule No. 3526, Communication with the Audit Committee Concerning Independence, as amended, and the Committee has discussed PwC’s independence with it.  When considering PwC’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence.  The Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services in 2009.  Information about PwC’s fees for 2009 is listed above in this Proxy Statement under “Fees Billed for Services Rendered by PwC.”  Based on these discussions and considerations, the Committee is satisfied as to PwC’s independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and PwC.  Accordingly, the Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that PwC is in fact “independent.”

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s 2009 Annual Report on Form 10-K.  The Committee has also determined, subject to stockholder ratification, to retain PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2010.

By the Audit Committee of the Board of Directors,
Nicole S. Williams, Chair
Charles A. Baker
Peter J. Crowley

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We are a biotechnology company engaged in drug development and commercialization.   We compete with biopharmaceutical companies of all sizes to attract employees with the skills and expertise necessary to develop and commercialize drugs and achieve our objectives.  Since the funds we can use for compensation are limited, we have worked to develop a compensation program that allows us to attract and retain talented individuals with the essential experience and skills we need at the executive level while being mindful of our limited resources.  We have done this through a program which combines base salary with bonus compensation and long-term incentives in the form of stock options and restricted stock.  We strive to conserve cash resources by not setting base salaries or total cash compensation at a higher percentile of market compensation data, and instead providing meaningful long-term equity opportunity.

We currently have one commercial product, RELISTOR® (methylnaltrexone bromide), earning royalties on world-wide sales.  In 2009, shortly before our former collaboration partner, Wyeth Pharmaceuticals, was acquired by Pfizer Inc., we reacquired the rights to RELISTOR and are currently pursuing a range of strategic alternatives for further development and commercialization of RELISTOR and our other product candidates.  The reacquisition of our rights to RELISTOR presents our senior management and other employees with significant new technological, clinical and commercial challenges, including developing and obtaining regulatory approval for new formulations and presentations of the product , if we choose to sell and support or co-promote RELISTOR, hiring a sales force, developing a commercial regulatory compliance program and otherwise building a commercial infrastructure.

We believe reacquiring the rights to RELISTOR was an important opportunity for Progenics and that our management team performed well in acting on this opportunity and managing the Company generally over the course of 2009.

This Compensation Discussion & Analysis (CD&A) outlines, among other things, our compensation philosophy, objectives and processes as they relate to Dr. Maddon, our Chief Executive Officer (CEO), Mr. McKinney, our Chief Financial Officer (CFO) and our three other most highly compensated executives in 2009 (together, Named Executive Officers or NEOs).

Executive Summary.  Our NEOs base salaries are, on average, at the 50th percentile of the Company’s Peer Group data detailed below.  Annual bonuses for 2009 were determined, as is our custom, through discussions regarding executive performance among our senior executives, including Dr. Maddon and Mr. Baker.  Dr. Maddon and Mr. Baker presented their accomplishments for the year to our Board’s Compensation Committee, which determined their bonuses in subsequent executive session.  Bonuses for our senior executives, including our NEOs, were generally below median.  Long-term incentive grants made to our NEOs in 2009 consisted solely of time vesting stock options.  The values of these grants were determined by reference to market data and Company-specific considerations.  Because our business is inherently unpredictable, we do not set specific metrics to determine bonus or long-term incentive levels and instead determine them on a subjective basis.

Mr. Baker was promoted to President of the Company in September 2009, as a result of which he received a salary increase which is reflected in the Summary Compensation Table.

Objectives.  We seek to achieve the following broad goals in our executive compensation programs and decisions regarding individual compensation:

•	Attract and retain executives critical to our overall success;

•	Reward executives for contributions to achieving strategic goals that enhance stockholder value;

•	Foster and maintain a company culture of ownership, creativity and innovation; and

•	Motivate our NEOs to achieve critical long- and short-term development, product and financial milestones set by the Board and management.

General Compensation Process.  The Compensation Committee is responsible for determining the elements and levels of compensation for our NEOs.  In doing so, it reviews our corporate performance against financial and corporate achievement measures, assesses individual performance and evaluates recommendations of the CEO and President regarding compensation for other NEOs.

In assessing Company and individual NEO performance, the Compensation Committee has considered the progress of the Company in research, development and commercialization of its product candidates and the contributions made by each NEO.  Recent examples of this progress include our reacquisition of worldwide rights to RELISTOR from Wyeth, and progress in our out-licensing relationship with Ono Pharmaceutical Co. Ltd. for the development and commercialization of RELISTOR in Japan, and our prostate specific membrane antigen antibody-drug conjugate (PSMA ADC) development program for treatment of prostate cancer.  These Company-centric metrics are viewed in light of the continuing world-wide economic downturn and the Company’s share price.

In this process, Dr. Maddon and Mr. Baker are invited to present oral performance appraisals of their direct reports, and share their views of corporate and divisional performance with the Committee.  They make recommendations on annual base salary adjustments and bonuses for the prior year’s performance for each executive.   In March 2009, the Committee made decisions regarding 2009 salaries and bonuses to be paid in 2009 for 2008 performance.  In March and April 2010, the Committee engaged in the same process regarding current-year salaries and bonuses to be paid in 2010 for 2009 performance.

Dr. Maddon’s performance is also reviewed by the Committee in setting his target compensation for the upcoming year.  We paid him salary, bonus and long-term equity compensation for 2009 in accordance with his 2007 employment agreement, terms of which are set forth below.  Dr. Maddon is invited at the beginning of each year to present to and discuss with the Committee his performance and target compensation.  His base salary for the current year and bonus for the prior year are then considered and voted on by the Committee with him absent from the discussion and vote.

In determining our senior management’s compensation, the Committee also confers with its compensation consultant, Pearl Meyer & Partners, about the competitive market for comparable executives and the proposed elements and amounts of compensation for each executive.  Pearl Meyer provides a report to the Committee and Dr. Maddon outlining competitive market compensation data for consideration when determining different levels and mix of compensation.  The primary data sources utilized for this purpose is compensation information publicly disclosed by a peer group of companies within the biotechnology industry, selected by the Committee with Pearl Meyer’s assistance, that are similar to Progenics in size, stature and state of development.  Peer Group companies are reviewed annually by the Committee with Pearl Meyer’s assistance to ensure that they remain relevant and meaningful comparators.  The Peer Group used to set compensation for our CEO and other NEOs for 2009 consisted of:

Acorda Therapeutics, Inc.	Myriad Genetics, Inc.
Adolor Corp.	Neurocrine Biosciences, Inc.
ARIAD Pharmaceuticals	Nuvelo, Inc.
GTx Inc.	Pharmasset, Inc.
Idenix Pharmaceuticals, Inc.	POZEN, Inc.
Immunomedics Inc.	Sucampo Pharmaceuticals, Inc.
Incyte Corp.	Synta Inc.
Ligand Pharmaceuticals	Telik, Inc.
Zymogenetics Inc.

Changes in this year’s Peer Group reflect Progenics’ decreased market capitalization, as well as the acquisition of several peer group members by other companies.  Peer Group data are supplemented with published executive compensation surveys providing position-based compensation data from biotechnology companies similar in size and scope to the Company, including the 2009 Radford Global Life Sciences Survey.

After review and discussion with Dr. Maddon and Mr. Baker of the market data and their recommendations, the Committee either approves the recommendations or asks them and/or Pearl Meyer for additional analysis or an alternative recommendation.  Once the Committee is satisfied with the information provided, it makes decisions by majority vote.  Dr. Maddon and Mr. Baker do not have a vote on compensation decisions, but are present for discussion of our other NEOs’ compensation.   Neither Dr. Maddon nor Mr. Baker has a vote, nor is present for decisions regarding his own compensation.

Compensation level and composition decisions are based on a number of factors in addition to the market data, including objective compensation data provided by Pearl Meyer representing pay levels in the marketplace, pay levels of our other executives at a similar level, the individual’s corporate roles and responsibilities, particular experience and expertise, performance and specific duties, the scope of his or her position and the department(s) or group(s) for which he or she has responsibility, our overall corporate financial performance and the progress of our research and development programs and strategic initiatives during the year.  In determining a compensation package, the Committee looks at all forms of compensation and benefits received by the executive in the aggregate, not merely the individual elements separately, seeking to achieve a balanced program that is well-suited to our NEOs individually and as a group.

The Committee uses a similar process at mid-year to determine the long-term incentive elements of our NEO compensation program paid in stock options and restricted stock.  The Committee considers Dr. Maddon’s and Mr. Baker’s recommendation for long-term incentive awards to the other NEOs, and makes its own determination of the appropriate long-term incentive awards for all NEOs, including Dr. Maddon and Mr. Baker.

The amount and mix of compensation is determined within the context of both objective data from our competitive assessment of compensation and the subjective factors outlined above.  We believe that each NEO’s compensation package is generally within the competitive range of practices when compared to objective comparative data even where subjective factors have influenced our compensation decision.

The Committee retains Pearl Meyer for its services directly, although in carrying out assignments, Pearl Meyer interacts directly with our management when necessary and appropriate.  In addition, in its discretion, Pearl Meyer may seek input and feedback from our executives, typically our CFO, regarding its work product prior to presentation to the Committee, in order to confirm alignment with our business strategy and to obtain data or information necessary for its work.  Pearl Meyer provides the Committee with an annual Compensation Report that it updates as the Committee considers appropriate.  During 2009, the Committee used this Compensation Report in setting salary, bonus and equity compensation for the Company’s NEOs and other employees for the year.

Elements of Compensation.  We utilize a compensation strategy in line with that of other companies within the biotechnology industry which includes base salary, annual bonus, long-term incentives and retirement and severance benefits.  These elements are designed to reward (i) the level of effort and competence demonstrated in light of the executive’s duties and responsibilities (base salary), (ii) decision-making that supports our annual product, development and financial goals (annual bonus), and (iii) a focus on building shareholder value over the long term by making decisions that will not sacrifice long-term prospects for a particular short-term achievement or goal (long-term incentives).

Base Salary.  Levels of base salary for our executives in general take into account an individual’s role and responsibilities, experience, expertise, individual performance and tenure.  The amount is typically at or slightly below the median industry compensation level for the position as shown by appropriate market data provided by Pearl Meyer; Dr. Maddon’s and Mr. Baker’s base salaries, however, exceed the 75th percentile.  The market position of each NEO’s base salary reflects our compensation philosophy and the executive’s role, tenure, experience and expertise.

Annual Bonus.  We do not have a formal annual bonus plan for our NEOs, although business goals, such as product and/or collaboration development, clinical trial progress and budgetary controls, are set by management at the beginning of each year and communicated to them.  Within the context and framework of these established goals, annual bonuses are paid to NEOs on a discretionary basis after our CEO and President (excluding discussion of his bonus compensation) and the Committee have assessed our corporate financial position at year end and corporate and individual performance for the year against those goals and the competitive market data outlined above.  Individual performance, as well as the performance of the team managed by the NEO, is also taken into consideration in determining an NEO’s annual bonus.

The Committee has historically paid the annual bonus on a discretionary basis because we have been in the drug development stage, without significant revenues or profits.  The Committee has not felt it appropriate to commit to have specific bonus award targets and performance levels set at the beginning of the year because at that time our financial condition at year-end cannot be predicted with certainty and may not be sufficient to allow payment of pre-determined targets.

Bonus compensation amounts paid to our NEOs for 2009 shown in the Summary Compensation Table reflect the significant effort made in regaining the rights to RELISTOR from Wyeth as well as progress made on efforts to expand the RELISTOR franchise and on our research and development programs relating to other drug candidates, including PSMA ADC.

In determining bonuses for 2009, the Compensation Committee also considered the continuing economic downturn and the Company’s share price.  The Committee determined that bonuses similar to those paid for 2008 were generally appropriate given continuing stress in the global economy and world financial markets and the challenges presented by our reacquisition of and efforts to develop and execute strategic alternatives for the rights to RELISTOR.  The Committee took the foregoing circumstances and overall Company performance into account in determining Dr. Maddon’s 2009 bonus, which, at his election, was paid in 44,723 shares of restricted stock which vested in full immediately on the date of grant.

Long-term incentives.  Long-term incentives may include both non-qualified stock options and restricted stock awards.  During 2009, these awards consisted solely of options and were made to NEOs from our 2005 Stock Incentive Plan, the terms of which are described in our 2009 Annual Report on Form 10-K.  The exercise price of stock options granted was equal to the closing price of our common stock on the date of grant, as determined by the Committee.  Stock options granted to our NEOs in 2009 vest over three years from the date of grant subject to continued employment.  Long-term incentive awards granted to our NEOs during 2009 and in prior years that were outstanding at December 31, 2009 are presented in the Grants of Plan-Based Awards for 2009 and Outstanding Equity Awards at Fiscal Year-End tables, below.

Although our long-term incentive grants have typically been time-vested instruments, we have also provided long-term incentives through the use of performance-based awards.  In particular, Dr. Maddon has been granted 765,500 performance-based non-qualified stock options between 2002 and 2009.  The performance-based stock options were used by the Committee to align more closely Dr. Maddon’s compensation to the business goals established by the Committee and our Board.  Vesting of a percentage of each performance-based award occurs upon achievement of defined performance conditions, which include regulatory marketing approval or signing of corporate partnerships for some of our product candidates; raising capital through the issuance of new securities; initiation of certain clinical trials for some of our product candidates; approval of government grants and contracts to fund our research and development programs; Company financial and market performance; and other milestones related to progress in our research, development and/or commercialization of RELISTOR and our product candidates.  The percentages of the award that vest, if every performance condition is achieved, total more than 100% of the award, recognizing that we are pursuing multiple goals and that not every performance condition must be achieved in order for Dr. Maddon’s performance to be considered sufficient to justify full vesting of the award.  Even if the percentage of the award that vests for the performance conditions actually achieved exceeds 100%, however, Dr. Maddon is entitled to only 100% of the award.  In the event that the defined portions of the award that vest for each performance condition total less than 100%, awards granted before 2008 nonetheless vest completely, or “cliff vest,” if Dr. Maddon is still employed by the Company nine years and 11 months from the date of the award. The 2008 and 2009 awards will not cliff-vest if performance milestones are not met.  At the end of 2009, 437,125 performance-based options awarded to Dr. Maddon have vested due to the achievement of performance milestones and a portion of the 78,375 remaining options granted before 2008 may vest before the cliff-vesting date upon the achievement of milestones in the future. As of the end of 2009, none of the 2008 or 2009 awards had vested.

Other Considerations.  While our long-term incentives prior to 2004 consisted principally of stock options, we began at that time issuing restricted stock awards to our NEOs and other employees in combination with options, in order to help reduce overall equity dilution.  The 2009 equity grants to our NEOs other than Dr. Maddon, however, consisted solely of time-vesting stock options.  Dr. Maddon’s 2009 options vest upon the attainment of performance milestones.

The Committee believes it important to have equity constitute a substantial portion of executive compensation because it aligns management interests with those of our shareholders, promotes the long-term focus required for success in an industry subject to volatility, uncertainty and potential set-backs in the discovery and development of pharmaceutical products, and helps us retain key individuals.  This strategy also allows us to retain more cash for use in our research and development programs and strategic initiatives.  Our approach is to keep equity compensation in line with the competitive market, yet reflective of the individual’s performance and long-term value to the Company.

When determining amounts of long-term incentive grants to our NEOs, the Committee compares (i) the value of the grant with the value of comparable grants in our Peer Group; (ii) the number of incentive units granted by position as a percentage of total common shares outstanding, compared with the applicable percentages of comparable grants in our Peer Group; and (iii) the executive’s overall equity incentive opportunity.  We believe these comparisons provide a meaningful context for comparing the competitive level of our equity based compensation practices to those of companies in our Peer Group and ensure that we are not at a competitive disadvantage in terms of hiring or retaining key executive talent.

Our current practice is to make annual equity awards on the first business day of July.  In addition, options and/or restricted stock are awarded to newly-hired employees as described above.  We may from time to time issue equity-based compensation at other times during the year.  We do not have a practice or policy of granting options or restricted stock in anticipation of, or subsequent to, the disclosure of material non-public information, including quarterly earnings releases.

Retirement, Welfare Benefits.  We make available to our NEOs retirement and welfare benefits, consisting of partial matching contributions to 401(k) retirement plans and access to medical, dental and other welfare plans, all of which are equally available to all full-time employees.  NEOs also receive reimbursement of premiums for enhanced life and disability insurance, totaling less than $10,000 per NEO.  No other perquisites are given to our NEOs.  This philosophy is consistent with our view that an emerging company generally best utilizes its resources in research, development and commercialization efforts.  The total of retirement and welfare benefits for each NEO is presented in the Summary Compensation Table, below.

Equity Ownership by Executives.  We do not currently have a formal stock ownership requirement for executives, but we encourage stock ownership by executives on a voluntary basis and through participation in the Stock Incentive Plan as well as the ESPP and Non-Qualified ESPP.  Each of our NEOs has both vested and unvested stock options and unvested restricted stock as shown in our Outstanding Equity Awards at Fiscal Year-End table.

Employment Agreements.  Dr. Maddon’s current employment agreement, effective July 1, 2007, extended prior employment agreements and automatically renews each year unless either party gives 90 days’ prior written notice.  It provides for Dr. Maddon to receive an annual salary of $600,000 for the initial term, increasing at a rate of at least three percent per year (which increase he has declined for 2009 and 2010), and a discretionary bonus in an amount to be determined by the Board.  The agreement also provides for the terms of continued employment and the responsibilities of each party upon termination of employment, as more fully outlined below.

We believe Dr. Maddon’s employment agreement is an important tool because it allows us to motivate and retain him by providing a measure of earnings security through (i) income protection in the form of severance and continued benefits if he is terminated without cause or resigns for good reason, (ii) protection for his family if he becomes disabled or dies, and (iii) protection in connection with a change in control of the Company.

We believe providing severance protection to our CEO is an appropriate bridge to subsequent employment if he is terminated without cause, particularly because the opportunities are typically more limited and the job search lead time longer for positions appropriate to his level of skill and experience.  In addition, his employment agreement benefits us by enabling him to remain focused on our business in uncertain times without the distraction of potential job loss.  It also allows him to take positions and engage in strategic initiatives that he and the Board believe are in our best interest without fear of personal economic consequences if the initiative fails.

We also have an employment agreement with Dr. Israel entered into in 1994 that provides for severance of nine months salary and benefits upon termination without cause, ceasing upon his securing new employment.  The agreement contains restrictive covenants against disclosure of confidential business information, solicitation of employees and customers and competition with our business, and establishes our right to inventions and intellectual property as more fully outlined below.

Compensation and Risk.  The Company does not believe, given the nature of our activities and the manner in which our employees are compensated, that risks arising from our compensation policies and practices relating to all of our employees are reasonably likely to have a material adverse effect on the Company.

As noted above, Dr. Maddon has received options and restricted stock, the vesting of which is tied to the achievement by the Company of milestones relating to commencement of clinical trials, filing of regulatory submissions and creation of partnerships with respect the Company’s product candidates. These milestones are set by the Compensation Committee, following discussion with Dr. Maddon, for each award at the time it is granted to him.  Dr. Maddon could have a financial incentive to accelerate achievement of these milestones, even if that was not in the best interests of the Company.  As the Company’s goals change over time, milestones established in earlier grants may fail to reflect those current goals, as a result of which Dr. Maddon may also have a financial incentive to achieve milestones no longer in the best interests of the Company.

The Compensation Committee has dealt with these potential conflicts by establishing multiple milestones in equity grants to Dr. Maddon, as a result of which the options may become fully vested even if not every milestone is achieved. The Board of Directors carefully monitors the Company’s activities, including those relevant to achievement of milestones specified in Dr. Maddon’s equity grants, and believes that these awards have not adversely affected the Company or resulted in its taking actions not in the best interests of its stockholders.

Tax and Accounting Considerations.  The compensation paid to our NEOs is generally subject to taxation at ordinary rates.  Although we endeavor to structure our compensation packages so that they are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), our efforts in this regard do not materially affect the terms of compensation arrangements.

Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to each of our NEOs to $1,000,000 unless the compensation is “performance-based,” as defined in the Code.  The Stock Incentive Plan allows the Committee to grant awards that will be exempt from the deduction limits of section 162(m) if certain criteria are satisfied.  While the Committee considers the tax and accounting effect of the compensation programs, there may be times when the Committee accepts a less advantageous tax and accounting outcome in order to achieve other goals, such as motivating and retaining executives.

We design our stock incentive plans from which long-term incentive awards are granted to be in compliance with generally-accepted accounting principles in order to avoid additional non-cash compensation charges.

Summary Compensation Table

The table and footnotes below describe the total compensation paid to our CEO, CFO, and three other most-highly compensated NEOs.  As reflected in the table and discussed above in the CD&A, we compensate these executive officers with a combination of cash and equity compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compen- sation(2) ($)	Total ($)
Dr. Maddon	2009	618,000	250,000(3)	0	350,000	0	13,170	1,231,170
(CEO)	2008	618,000	330,000(3)	238,496	513,000	0	17,228	1,716,724
	2007	600,000	0	825,375	1,963,800	0	16,806	3,405,981
Mr. McKinney	2009	290,000	88,000(4)	0	186,945	0	45,251	610,196
(CFO)	2008	290,000	88,000(4)	133,745	277,223	0	69,704	858,672
	2007	270,000	110,000(4)	293,459	174,350	0	38,526	886,335
Mr. Baker	2009	391,667	220,000(4)	0	0	0	46,201	657,868
(President)	2008	385,000	160,000(4)	0	665,334	0	78,780	1,289,114
	2007	325,000	200,000(4)	293,459	174,350	0	39,135	1,031,944
Dr. Boyd	2009	290,000	88,000(4)	0	186,945	0	40,228	605,173
(SVP)	2008	290,000	88,000(4)	107,005	221,778	67,000(5)	75,441	849,224
	2007	270,000	110,000(4)	205,419	122,045	110,000(5)	40,460	857,924
Dr. Israel	2009	355,000	80,000(4)	0	186,945	0	49,539	671,484
(SVP)	2008	355,000	80,000(4)	107,005	221,778	0	74,889	838,672

______________________

(1)
Amount of compensation for each NEO reflects the aggregate grant date fair value for the year presented, in accordance with FASB ASC Topic 718, in respect of awards made in the year presented and prior years.  The fair values were determined using the Black-Scholes option pricing model or a Monte Carlo simulation, as appropriate, with assumptions for calculating the expense amounts as set forth in the notes to our consolidated financial statements included in our 2009 Annual Report on Form 10-K for the relevant years (Note 9 – Share-Based Payment Arrangements, in our 2009 Annual Report).  The aggregate grant date fair value of Dr. Maddon’s 2009 and 2008 performance-based awards, assuming achievement of the highest level of performance conditions, are $932,750 and $1,605,000, respectively.  The 2008 and 2007 award amounts are revised from prior years’ presentations to reflect grant date fair value, as required by recent SEC regulatory amendments.  Additional information on the 2009 awards is included in the Grants of Plan-Based Awards for 2009 and Outstanding Equity Awards at Fiscal Year-End tables, below.

(2)
Includes the amount of the Company’s matching contribution under our 401(k) Plan, payment of premiums for enhanced life and disability insurance, gross-up for payment of taxes and compensation cost of ESPP and Non-Qualified ESPP computed in accordance with FASB ASC Topic 718. Aggregate values of perquisites and other personal benefits for Mr. Baker and Dr. Israel in 2009 include $35,201 and $26,887, respectively, in respect of the fair value of ESPP grants.

(3)
Dr. Maddon elected to receive the 2009 bonus, awarded in 2010, in the form of 44,723 shares of immediately vesting restricted stock having a fair value of $250,000 based on a per share value of $5.59, the fair market value of the stock on the date of grant.  Dr. Maddon elected to receive the 2008 bonus, awarded in 2009, in the form of 66,294 shares of restricted stock in lieu of $330,000 cash, of which 29,464 shares vested on the date of grant and the balance vested six months later and which is reported in the Grants of Plan-Based Awards for 2009 table.  The aggregate fair value of the award was $371,246, based on a per-share value of $5.60, the fair market value of our common stock on the date of grant.  The $41,246 incremental cost is reported in the Stock Awards column.  Dr. Maddon elected not to receive a bonus in 2007.

(4)	Discretionary cash bonus approved by the Committee.

(5)
The 2008 amount consists of a milestone-based cash bonus of $67,000 earned upon approval by the FDA of the Company’s NDA for RELISTOR in 2008.  The 2007 amount consists of a $110,000 bonus earned upon filing of the RELISTOR NDA.

Grants of Plan-Based Awards for 2009

The following table sets forth information regarding grants of compensatory awards we made to our NEOs during 2009.  Mr. Baker declined to accept proposed plan-based awards during 2009.

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)(#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (6)($)
Dr. Maddon(2)	7/1/2009	175,000(3)			5.33	350,000
	3/17/2009		66,294(4)			371,246
Mr. McKinney	7/1/2009			50,000(5)	5.33	186,945
Dr. Boyd	7/1/2009			50,000(5)	5.33	186,945
Dr. Israel	7/1/2009			50,000(5)	5.33	186,945
__________________

(1)	Awards reported in this column are limited to performance-based equity awards; other equity awards are reported in following columns.

(2)
Dr. Maddon received his 2009 bonus of $250,000 in 2010 in the form of a grant of 44,723 restricted shares in lieu of cash.  The shares vested immediately on the date of grant and are valued based on a per share price of $5.59, the fair market value of our stock on that date.  The aggregate fair value of $250,000 is reported in the Summary Compensation Table for the year 2009.

(3)	Stock options vest in defined percentages upon achievement of specified performance or market-based milestones; not subject to cliff vesting.

(4)
Restricted stock award granted in lieu of 2008 cash bonus of $330,000, of which 29,464 shares vested on the date of grant and the balance vested six months later.  The aggregate fair market value of this award ($371,246) is reported in the Summary Compensation Table.

(5)	Stock options vest one-third in each of the three years beginning July 1, 2010.

(6)
Amount of compensation for each NEO reflects the aggregate grant date fair value for the year presented, in accordance with FASB ASC Topic 718, in respect of awards made in the year presented.  The fair values were determined using the Black-Scholes option pricing model or a Monte Carlo simulation, as appropriate, with assumptions for calculating the expense amounts as set forth in the notes to our consolidated financial statements included in our 2009 Annual Report on Form 10-K (Note 9 – Share-Based Payment Arrangements).  The aggregate grant date fair value of Dr. Maddon’s 2009 performance-based award, assuming achievement of the highest level of performance conditions, is $932,750.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised stock option and unvested stock awards held by our NEOs as of December 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Dr. Maddon(3)	0 0 101,250 79,750 75,000		175,000(4) 75,000(4) 11,250(5) 65,250(6)	5.33 16.05 22.01 24.26 21.39	7/1/2019 7/1/2018 7/2/2017 7/3/2016 7/1/2015
	35,625 37,500 112,500 112,500 33,000		1,875(7)	16.85 16.85 15.06 15.06 12.29	7/1/2014 7/1/2014 7/1/2013 7/1/2013 7/1/2012
	75,000			12.29	7/1/2012
						55,834	247,903	25,000	111,000
Mr. McKinney	0 8,334 5,000 18,750 12,500 25,000 25,000	50,000 (8) 16,666 (9) 5,000 (10) 6,250(11)		5.33 16.05 22.01 24.26 21.39 22.68 15.06	7/1/2019 7/1/2018 7/2/2017 7/3/2016 7/1/2015 3/1/2015 7/1/2013
	25,000			12.29	7/1/2012
	25,000			17.19	12/27/2011
	25,000			13.625	6/18/2010
						14,222	63,146	–	–
Mr. Baker	20,000 5,000 18,750 45,000 40,000	40,000(9) 5,000(10) 6,250(11) 15,000(12) 10,000(13)		16.05 22.01 24.26 27.71 20.02	7/1/2018 7/2/2017 7/3/2016 2/21/2016 6/20/2015
						13,999	62,156	–	–
Dr. Boyd	0 6,666 3,500 13,125 18,750	50,000(8) 13,334(9) 3,500(10) 4,375(11) 6,250(12)		5.33 16.05 22.01 24.26 27.71	7/1/2019 7/1/2018 7/2/2017 7/3/2016 2/21/2016
	25,000 25,000 20,000 50,000			21.39 15.06 12.29 18.47	7/1/2015 7/1/2013 7/1/2012 1/1/2012
						10,735	47,663	–	–
Dr. Israel	0 6,666 3,500	50,000(8) 13,334(9) 3,500(10)		5.33 16.05 22.01	7/1/2019 7/1/2018 7/2/2017
	13,125 10,000 35,000 25,000 25,000 25,000	4,375(11)		24.26 21.39 15.06 12.29 17.19 13.625	7/3/2016 7/1/2015 7/1/2013 7/1/2012 12/27/2011 6/28/2010
						17,791	78,992	–	–
_____________________

(1)	Vest in equal annual installments commencing one year from date of grant with final vesting no later than June 20, 2011.

(2)	Based on the closing price of our common stock on December 31, 2009 of $4.44.

(3)	2008 and 2009 bonus awards have fully vested.

(4)
Performance stock options vest in percentages upon achievement of milestones or share price performance (see CD&A - Elements of Compensation - Long-term incentives, above, for a discussion of the performance criteria).

(5)	Performance options vested 90% through 2009 due to the achievement of specified milestones; remaining 10% cliff vest on June 2, 2017.

(6)	Performance options vested 55% through 2009 due to the achievement of specified milestones; remaining 45% cliff vest on June 3, 2016.

(7)	Performance options vested 95% through 2009 due to the achievement of specified milestones; remaining 5% cliff vest on June 1, 2014 or earlier achievement of milestones.

(8)	Stock options vest one-third in each of the three years beginning July 1, 2010.

(9)	Stock options vested one-third through December 31, 2009; remaining vest on July 2, 2010 and 2011.

(10)	Stock options vested 50% through December 31, 2009; remaining vest on July 3, 2010 and 2011.

(11)	Stock options vested 75% through December 31, 2009; remaining vest on July 1, 2010.

(12)	Stock options vested 75% through December 31, 2009; remaining vested on February 21, 2010.

(13)	Stock options vested 80% through December 31, 2009; remaining vest on June 20, 2010.

Option Exercises and Stock Vested in 2009

The following table sets forth information regarding the exercise and vesting of stock and stock option awards held by our NEOs during 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dr. Maddon	-	-	94,003	509,248
Mr. McKinney	-	-	9,235	47,099
Mr. Baker	-	-	-	-
Dr. Boyd	-	-	8,056	41,086
Dr. Israel	-	-	7,306	37,261

 Potential Payments Upon Termination or Change-in-Control

Progenics has employment agreements with Drs. Maddon and Israel.  There are no agreements in place with any other NEO.  Therefore, the only amounts to which NEOs other than Drs. Maddon and Israel would be legally entitled would be their vested equity compensation and amounts payable from their qualified retirement plan.

Dr. Maddon’s Agreement.  Under the terms of Dr. Maddon’s employment agreement , we will be required to provide compensation to him in the event of termination of his employment or a Change-in-Control (defined below) of the Company.  We believe that these arrangements with Dr. Maddon are competitive with the arrangements involving CEOs of comparable companies and are fair to us.  The following table describes those potential payments:

	Cash Severance				Equity		Benefits Continuation (5)($)	Gross up Of I.R.C. Golden Parachute Excise Tax Resulting From Change-in-Control($)	Total($)
	Base Salary		Bonus(2)
Circumstances of Terminatio (1)	Multiple	($)	Multiple	($)	Value of Vested Equity (3)($)	Value of Accelerated Unvested Equity (4)($)
For cause or voluntary termination	N/A	N/A	N/A	N/A	0	N/A	N/A	N/A	0
Death or disability(6)	1.0	618,000	N/A	634,165	0	N/A	25,182	N/A	1,277,347
Without cause or by the executive with good reason(7)	2.0	1,236,000	2.0	918,331	0	247,903	25,182	N/A	2,427,416
Without cause or by the executive with good reason following a change in control(8)	3.0	1,854,000	3.0	1,202,496	0	247,903	37,773	N/A	3,342,172

_________________

(1)	Assumes that the triggering event occurred on December 31, 2009, when the closing price per share of our common stock was $4.44.

(2)	Includes, where any amount is shown, bonus multiple calculated using the multiple shown plus a pro-rated bonus of $350,000, representing an estimated pro-rata bonus for the year of termination.

(3)	All of Dr. Maddon’s outstanding stock options were underwater as of December 31, 2009.

(4)
Assumes (i) acceleration of vesting at December 31, 2009 of all 328,375 unexercisable and unearned stock options, as set forth in the Outstanding Equity Awards at Fiscal Year-End table above, all of which were underwater at December 31, 2009, and (ii) acceleration of vesting and sale of all 122,128 outstanding shares of restricted stock at December 31, 2009, yielding $247,903 before taxes, using the closing price of our common stock on that date ($4.44).

(5)	Health and welfare benefits continue for 24 or 36 months, depending on the circumstances of termination, and include the employer cost of health, dental, disability and group life insurance.

(6)
In this circumstance, Dr. Maddon or his estate receives one times his base salary for the year of termination and average bonus (calculated using the average of the annual bonuses paid to him in the three years preceding the year of termination), and a pro-rated amount of bonus from the beginning of the year of termination to the date of termination based on an assumed bonus of $350,000.

(7)
In this circumstance, Dr. Maddon receives cash severance equal to twice the sum of his base salary for the year of termination and the average of the annual bonuses paid to him in the three years preceding the year of termination, together with a pro-rated bonus from the beginning of the year of termination to the date of termination based on an assumed bonus of $350,000.  For purposes of this calculation, base salary is $618,000, the fair market values of his bonuses for the three years preceding 2009 are $481,250, $0 and $371,246 and the fair market value of his bonus for 2009 is $250,000.

(8)
In this circumstance, Dr. Maddon receives cash severance equal to three times the sum of his base salary for the year of termination and the average of the annual bonuses paid to him in the three years preceding the year of termination, together with a pro-rated bonus from the beginning of the year of termination to the date of termination.  Assumptions specified in note (3) are used for purposes of this calculation.

Agreement Terms.  Dr. Maddon’s agreement sets for the terms of his employment as CEO and obligates both parties to perform certain responsibilities upon termination of employment under certain circumstances:

If Dr. Maddon is terminated prior to a Change-in-Control (defined below), he or his estate will be entitled:

•	If termination is by us for Cause or if he resigns without Good Reason (each as defined), to a pro-rated salary through his termination date (his unvested equity compensation will be forfeited).

•
If termination is due to death or disability, to (i) his salary and a pro-rated bonus until his termination date, (ii) continued welfare benefits for a period of two years, (iii) a lump sum payment equal to the sum of his base salary and Average Bonus (defined as the average of the bonuses paid to him in the three years preceding the year of termination), (iv) vesting of all time-based equity, and (v) vesting of all milestone-based equity if the milestones are achieved under the original vesting provisions.

•
If termination is by us without Cause or if he resigns for Good Reason, to (i) a pro-rated salary through his termination date, (ii) a lump sum equal to twice his base salary and Average Bonus, (iii) continued welfare benefits for two years, and (iv) immediate vesting of all time-based and performance-based equity.

If Dr. Maddon is terminated within two years after or three months prior to a Change-in-Control, he or his estate will be entitled:

•	If termination is by us for Cause or if he resigns without Good Reason, to a pro-rated salary through his termination date (his unvested equity compensation will be forfeited).

•
If termination is due to death or disability, to (i) his salary and a pro-rated bonus until his termination date, (ii) continued welfare benefits for a period of two years, (iii) a lump sum payment equal to the sum of his base salary and Average Bonus, (iv) vesting of all time-based equity, and (v) vesting of all milestone-based equity if the milestones are achieved under the original vesting provisions.

•
If termination is by us without Cause or if he resigns for Good Reason during the designated period before or after a Change-in-Control, to (i) three times his base salary and Average Bonus, (ii) continued welfare benefits for three years, (iii) a pro-rata bonus for the year of termination, (iv) immediate vesting of all time-based and performance-based equity, and (v) payment from the Company of a gross-up for any excise tax incurred under sections 280G or 4999 of the Internal Revenue Code (unless reducing his cash severance by ten percent will result in no tax being incurred).

In connection with the calculations in the above table:

Dr. Maddon’s agreement includes covenants not to compete, disclose our confidential information or solicit our employees or customers, either during the term of the agreement or for defined periods thereafter.  None of the covenants affects payments or benefits due.

A termination is for Cause if it is because of Dr. Maddon’s (i) continual failure to perform substantially his corporate duties or follow the reasonable instructions of the Board; (ii) conviction of a felony or a guilty or nolo contendere plea with respect thereto; (iii) habitual drunkenness or habitual use of illegal narcotics; (iv) excessive absenteeism not related to sick leave or vacations (but only after 60 days’ prior written notice is received by him from the Board) followed by a repetition of such excessive absenteeism; (v) continuous conflict of interest after he receives notice in writing from the Board; (vi) material breach of any of our written policies that are material to the business or our reputation and applicable to our senior executives or any of the material provisions of his employment agreement; or (vii) engagement in illegal conduct that is directly and materially injurious to us.

A termination is for Good Reason if it is because of (i) a material diminution during the term of the employment agreement in Dr. Maddon’s position, title, responsibilities, authority or reporting relationship from what is set forth in the employment agreement; (ii) a material breach by us of our obligations under the employment agreement; or (iii) a material adverse change to our insurance arrangement or indemnification agreement with him.  An event will not constitute Good Reason if (a) Dr. Maddon does not notify us in writing that an event that would constitute good reason has occurred within 90 days after he has knowledge of such an event; or (b) we remedy such event within 30 days after we receive written notification of the event.  If Dr. Maddon does not resign within 24 months after he has knowledge that an event constituting Good Reason has occurred and has not been remedied, any resignation based on such an event will be deemed not to be for Good Reason.

A Change-in-Control means any of (i) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director, as defined, cease for any reason to constitute at least a majority of the members thereof; (ii) the approval by our stockholders of a merger, consolidation, reorganization or similar corporate transaction, whether or not we are the surviving corporation in such transaction in which outstanding shares of our common stock are converted, as defined; (iii) acquisition of our common stock by any entity, as defined, whose ownership represents 30% or more of the voting power of all of our capital stock outstanding; or (iv) the approval by our stockholders of the sale or other disposition of all or substantially all of our assets or a complete liquidation or dissolution of the Company.

We have agreed to reimburse Dr. Maddon for all such excise taxes that are imposed on him and any income and excise taxes that are payable by him as a result of any reimbursements for Sections 280G and 4999 excise taxes as provided above.  As a result, the net amount retained by him after deduction of any excise taxes and all other taxes on the gross-up payments will be equal to the net amount that he would have retained from the initial payments under his employment agreement.  If, however, reducing the excess parachute payments to a level that would not trigger the excise tax would result in a net after-tax benefit to him of at least 90% of the unreduced benefit, then his excess parachute payments shall be reduced to such level.

The calculation of the 280G gross-up amount in the table reflects the fact that, as of December 31, 2009, the value of his severance related payments and benefits would not trigger the 280G excise tax.  Any calculation of the gross-up in the future or if an actual change-of-control were to occur will vary from the calculations performed for this disclosure and would be based upon a 280G excise tax rate of 20%, the then applicable maximum federal income tax rate, a Medicare tax rate and state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Dr. Maddon for executing a non-competition agreement.  The payment of a 280G tax gross-up will be payable to Dr. Maddon for any excise tax incurred regardless of whether his employment is terminated.  The amount of the 280G tax gross-up will change based upon whether his employment with us is terminated, because the amount of compensation subject to Section 280G will change.  For termination on December 31, 2009, as a result of a Change-in-Control, Dr. Maddon would not have triggered the excise tax.

Dr. Israel’s Agreement.  In accordance with the terms of Dr. Israel’s employment agreement, we will be required to provide compensation to him in the event of termination of his employment.  The following table describes those potential payments:

	Cash Severance				Equity		Benefits Continu- ation(1) ($)	Gross up of I.R.C. Golden Parachute Excise Tax Resulting from Change- in-Control ($)	Total ($)
	Base Salary(1)		Bonus
Circumstances of Termination	Multiple	($)	Multiple	($)	Value of Vested Equity ($)	Value of Accelerated Unvested Equity ($)
For cause	N/A	N/A	N/A	N/A	0	0	0	N/A	0
By us without cause(2)	N/A	266,225	N/A	0	N/A	N/A	13,988	N/A	280,213
___________________________

(1)	Assumes salary and benefits as of December 31, 2009.

(2)	In this circumstance, Dr. Israel receives nine months salary at his current salary and benefits. The severance and benefits cease if at any time during the severance period he secures new employment.

Agreement Terms. Dr. Israel’s agreement sets terms of his employment and obligates both parties to perform certain responsibilities upon termination of employment under certain circumstances:

If Dr. Israel is terminated by us for cause, he will not be entitled to any severance benefits and all vested and unvested stock options will be immediately forfeited.  Termination for cause is defined as continual failure to perform substantially one’s duties, conviction of a felony, habitual drunkenness, excessive absenteeism, dishonesty, unauthorized disclosure of confidential information, continuous conflict of interest or any other reason constituting cause under New York or federal law.

If Dr. Israel is terminated by us without cause, he will be entitled nine months’ salary continuation at his current salary and benefits, and will immediately vest in the number of options that have vested on the termination date.  If at any time during such severance period Dr. Israel secures new employment, the severance and benefits will cease.

Dr. Israel’s agreement includes covenants not to compete, disclose our confidential information or solicit our employees, either during the term of the agreement or for defined periods thereafter.  None of the covenants affects payments or benefits due.

Director Compensation in 2009

The following table sets forth information regarding the aggregate compensation we paid to the non-employee members of our Board during 2009.  Dr. Maddon and Mr. Mark Baker do not receive any additional compensation for services provided as Board members.

	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation(2)($)	Total ($)
Mr. Briner	51,500	93,473	-	144,973
Mr. Charles Baker	37,000	37,389	-	74,389
Mr. Crowley	27,500	167,057	-	194,557
Mr. Dalton	35,500	37,389	-	72,889
Dr. Goff	26,500	37,389	30,000	93,889
Dr. Scheinberg	26,500	37,389	30,000	93,889
Ms. Williams	37,500	37,389	-	74,889

_______________

(1)
At December 31, 2009, the aggregate number of stock options outstanding for each of our non-employee directors was as follows:  Mr. Charles Baker, 95,000; Mr. Briner, 182,500; Mr. Crowley, 35,000; Mr. Dalton, 87,500; Dr. Goff, 127,500; Dr. Scheinberg, 121,607; Ms. Williams, 55,000.  In general, the options granted to the non-employee directors vested immediately on the date of grant and the amounts shown represent the grant date fair value of stock awards made during the fiscal year under FASB ASC Topic 718.   The grant date fair value of the 2009 option awards was determined using option pricing models with assumptions disclosed in our 2009 Annual Report on Form 10-K (Note 9 - Share-Based Payment Arrangements).

(2)
Drs. Goff and Scheinberg each received payment of $30,000 for services as scientific advisors for the year 2009.  Commencing in 2010, each of Drs. Goff and Scheinberg receive a retainer fee of $30,000, reduced by attendance fees, for service on the Board’s Science and Technology Committee.

For their Board and committee service, our directors are entitled to receive:

•	$2,000 for attendance at each Board meeting (including a same-day committee) ($1,000 for attendance by telephone), and $500 for participation in each telephonic Board meeting;

•	$1,000 for attendance at each committee meeting not in conjunction with a Board meeting ($500 for telephonic participation);

•	$500 for each committee meeting held on the day after a Board meeting;

•	an annual retainer fee of $15,000 for Board service ($40,000 for service as Chair);

•
a fully-vested option to purchase 10,000 shares of common stock (25,000 shares in the case of the Chair) granted annually on the first business day of July with an exercise price equal to the fair market value as of the date of grant; and

•
an annual retainer fee of $10,000 for service as Audit Committee Chair (currently Ms. Williams), $2,500 for service as Compensation Committee Chair (currently Mr. Dalton) and $2,500 for service as Nominating and Corporate Governance Committee Chair (currently Mr. Charles Baker).

Stock option awards granted to directors for Board service during 2009 were made under our 2005 Stock Incentive Plan, as described in the CD&A.  These non-qualified options generally vest on the date of grant, expire ten years from the grant date and have an exercise price equal to the closing price of our common stock on the date of grant (for the 2009 grant, $5.33 per share).   The fair values were determined using the Black-Scholes option pricing model with assumptions for calculating the expense amounts as set forth the notes to our consolidated financial statements included in our 2009 Annual Report on Form 10-K (Note 9 – Share-Based Payment Arrangements) and the closing stock prices on the dates of grant.  The fair value per share, so calculated, of stock options granted on July 1, 2009 was $3.74.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2010, except as noted, regarding the beneficial ownership of the common stock by (i) each person or group known to us to be the beneficial owner of more than five percent of our common stock outstanding, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percent
Federated Investors, Inc.(3) Federated Investors Tower Pittsburgh, PA 15222-3779	5,747,550	17.8%
Sectoral Asset Management, Inc.(4) 2120-1000 Sherbrooke Street West Montreal, PQ H3A 3G4 Canada	3,674,465	11.4%
Paul Tudor Jones, II(5) 1275 King Street Greenwich, CT 06831	2,888,513	9.0%
Entities affiliated with Tudor Investment Corporation(6) 1275 King Street Greenwich, CT 06831	2,342,388	7.3%
BlackRock, Inc.(7) 40 East 52nd Street New York, NY 10022	1,852,911	5.7%
Morgan Stanley(8) 1585 Broadway New York, NY 10036	1,656,998	5.1%
Charles A. Baker(9)	113,981	*
Mark R. Baker(10)	172,172	*
Kurt W. Briner(11)	233,000	*
Peter J. Crowley(12)	15,000	*
Mark F. Dalton(13)	2,522,388	7.8%
Stephen P. Goff(14)	158,500	*
Paul J. Maddon(15)	1,487,293	4.5%
David A. Scheinberg(16)	165,289	*
Nicole S. Williams(17)	50,000	*
Robert A. McKinney(18)	181,065	*
Thomas A. Boyd(19)	206,882	*
Robert J. Israel(20)	155,133	*
William C. Olson(21)	178,218	*
All directors and executive officers as a group(22)	5,638,921	16.5%
_________________________

*           Less than one percent.

(1)	If not otherwise specified, the address of each beneficial owner is c/o Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

(2)
With respect to our directors and executive officers, and except as indicated and pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of common stock listed.  The number of shares of common stock beneficially owned includes the shares issuable pursuant to stock options held by the stockholder that are currently exercisable, i.e., within 60 days of March 31, 2010.  Shares issuable upon exercise of these options are deemed outstanding for computing the percentage of beneficial ownership of the person holding the options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.  None of the shares held by our directors and executive officers are pledged as collateral.

With respect to stockholders which are not affiliated with us, the percent reported is calculated by dividing (i) the number of shares reported by the stockholder in its Schedule 13G filing as described in the related note by (ii) the aggregate number of our common shares outstanding on March 31, 2010, and differs from the Percent of Class reported in the stockholder’s Schedule 13G; it assumes that the stockholder continued to own the number shares reported in its Schedule 13G on March 31, 2010.

(3)
Based on a Schedule 13G filed February 11, 2010, (i) Federated Investors, Inc. (“FII”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisors to regulated investment companies and separate accounts that own the shares reported, and (ii) all of FII’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees and who have collective voting control over FII.

(4)
Based on a Schedule 13G filed on February 12, 2010, (i) Sectoral Asset Management, Inc. in its capacity as an investment adviser, has the sole right to vote 3,461,065 shares and to dispose of the 3,674,465 shares reported, (ii) Jérôme G. Pfund and Michael L. Sjöström together hold majority of shares of Sectoral Asset Management, Inc. and (iii) Pictet Funds-BIOTECH, a Luxemburg investment company, beneficially owns 9.1% of the shares reported.

(5)
Includes 2,342,388 shares beneficially owned by entities affiliated with Tudor Investment Corporation (TIC).  Mr. Jones is the Co-Chairman, Chief Investment Officer and principal equity owner of TIC and Tudor Group Holdings LLC (TGH) and the Co-Chairman, Chief Investment Officer and indirect principal equity owner of Tudor Proprietary Trading, L.L.C. (TPT) and Tudor Global Trading LLC (TGT).  Mr. Jones may be deemed to be the beneficial owner of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC.  Mr. Jones disclaims beneficial ownership of such shares.  See Note (6).

(6)
The number of shares owned by entities affiliated with TIC consists of 1,820,068 shares held of record by The Tudor BVI Global Portfolio L.P., a limited partnership organized under the laws of the Cayman Islands (Tudor BVI), 287,813 shares held of record by TIC, 219,107 shares held of record by TPT, and 15,400 shares held of record by TGT.  In addition, because TIC provides investment advisory services to Tudor BVI, it may be deemed to beneficially own the shares held by such entity.  TIC disclaims beneficial ownership of such shares.  TGH holds a majority of equity interests in TGT and indirectly holds a majority of the membership interests of TPT.  TGH expressly disclaims beneficial ownership of the shares beneficially owned by each of such entities.  The number set forth does not include shares owned of record by Mr. Jones and Mr. Dalton.  See Notes (5) and (13).

(7)
Based on a Schedule 13G filed on January 29, 2010 which amends the most recent filings, if any, made by BlackRock, Inc. and Barclays Global Investors, NA. and certain of its affiliates with respect to Progenics securities, (i) on December 1, 2009, BlackRock acquired Barclays Global Investors from Barclays Bank PLC, as a result of which substantially all of the Barclays Global Investors entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings, and (ii) BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors and BlackRock Investment Management, LLC acquired the securities reported.

(8)	Based on a Schedule 13G filed on February 12, 2010, 1,632,098 of such shares are held by FrontPoint Partners LLC, Two Greenwich Plaza, Greenwich, CT 06830, a wholly owned subsidiary of Morgan Stanley.

(9)	Includes 21,481 shares owned by the Baker Family Limited Partnership and 92,500 shares issuable upon exercise of currently exercisable options.

(10)	Includes 28,422 shares outstanding, of which 8,666 are restricted shares subject to forfeiture, and 143,750 shares issuable upon exercise of currently exercisable options.
(11)	Includes 53,000 shares outstanding and 180,000 shares issuable upon exercise of currently exercisable options.

(12)	During 2009, Mr. Crowley was granted a total of 35,000 stock options, of which 15,000 are currently exercisable.

(13)
Includes 78,500 shares held of record directly by Mr. Dalton, 85,000 shares issuable upon exercise of currently exercisable options held by Mr. Dalton and 16,500 shares held of record by DF Partners, a family partnership of which Mr. Dalton is the sole general partner.  The number set forth also includes 2,342,388 shares beneficially owned by entities affiliated with TIC.  Mr. Dalton is Co-Chairman, Chief Executive Officer and President and an equity owner of TIC and Co-Chairman, Chief Executive Officer and an equity owner of TGH.  Mr. Dalton is also Co- Chairman, Chief Executive Officer and President and an indirect equity owner of TGT and TPT.  Mr. Dalton disclaims beneficial ownership of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC and DF Partners, except to the extent of his pecuniary interest therein.  See Note (6).

(14)	Includes 33,500 shares outstanding and 125,000 shares issuable upon exercise of currently exercisable options.

(15)
Includes (i) 825,168 shares outstanding, of which 55,834 are restricted shares subject to forfeiture and 43,247 are shares held by Dr. Maddon's spouse, the beneficial ownership of which Dr. Maddon disclaims, and (ii) 662,125 shares issuable upon exercise of currently exercisable options.

(16)	Includes 46,182 shares outstanding and 119,107 shares issuable upon exercise of currently exercisable options.

(17)	Includes 5,000 shares outstanding and 45,000 shares issuable upon exercise of currently exercisable options.

(18)	Includes 36,481 shares outstanding, of which 14,222 are restricted shares subject to forfeiture, and 144,584 shares issuable upon exercise of currently exercisable options.

(19)	Includes 38,591 shares outstanding, of which 10,735 are restricted shares subject to forfeiture, and 168,291 shares issuable upon exercise of currently exercisable options.

(20)	Includes 36,842 shares outstanding, of which 10,735 are restricted shares subject to forfeiture, and 118,291 shares issuable upon exercise of currently exercisable options.

(21)	Includes 37,427 shares outstanding, of which 10,735 are restricted shares subject to forfeiture, and 140,791 shares issuable upon exercise of currently exercisable options.

(22)
Includes 3,599,482 shares outstanding, of which 110,927 are restricted shares subject to forfeiture, and 2,039,439 shares issuable upon exercise of currently exercisable options held by directors, NEOs and all other executive officers of the Company.

OTHER MATTERS

Certain Relationships and Related Transactions

We have entered into indemnification agreements with each of our directors and executive officers.  These agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with us.

Our Code of Business Ethics and Conduct, which our Corporate Governance Guidelines make applicable to all directors and employees, including our CEO and CFO, requires all Progenics personnel to act in the best interests of the Company consistent with their duty of loyalty to it, including by avoiding situations and relationships that involve actual or potential conflicts of interest.  Situations that could be perceived as conflicts of interest include related party transactions.  The Code requires Progenics personnel who believe they are involved in or become aware of a potential conflict of interest to discuss the matter with the individual’s manager and our General Counsel.  Our Audit Committee is required and empowered to meet with our management and independent auditors to review all related party transactions that would be required to be disclosed in our annual proxy statement for potential conflicts of interest situations and, on an ongoing basis, approve such transactions.  The Audit Committee’s policy is to approve only those transactions that are in the best interests of our stockholders.  In addition, our Nominating and Corporate Governance Committee is required and empowered to conduct any and all investigations into alleged violations of our Corporate Governance Guidelines or Code of Business Ethics and Conduct, and present the results of such investigations to our Board.

As required by SEC rules, we disclose in our Proxy Statement under this heading any relevant transactions.  No such transactions occurred in 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to us with respect to the last fiscal year, we believe that each of the persons required to file such reports is in compliance with all applicable filing requirements, except that a Form 4 filing for Dr. Maddon in respect of his 2008 bonus and a Form 4 filing for Mr. Crowley in respect of options granted upon his joining the Board were untimely.  We continue to monitor the effectiveness of our policies and procedures designed to ensure compliance with Section 16 reporting requirements.

Transactions in Stock by Insiders

We have established stock transaction guidelines governing the way in which persons who may be considered insiders (directors, executive officers and certain key employees who we may designate from time to time) may effect transactions in shares of our common stock.  From time to time, insiders may engage in transactions in our common stock in accordance with these guidelines pursuant to SEC Rule 144 or pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 under the Exchange Act.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans which are designed to enable the person to arrange for stock transactions to be executed by a third party (such as a broker) on his or her behalf without violating securities laws prohibiting trading on the basis of material, non-public information.  The plans establish predetermined trading parameters (amount, price and date of transactions) that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades.  These plans also permit our insiders to gradually diversify their investment portfolios or increase their ownership interest in the Company and may minimize the market impact of stock trades by spreading them over an extended period of time.

Stockholder Proposals

SEC rules provide that certain stockholder proposals must be included in the Proxy Statement for our Annual Meeting.  For a proposal to be considered for inclusion in next year’s Proxy Statement, it must be submitted in writing to our Corporate Secretary no later than December 29, 2010.  If we receive notice after that date of a stockholder’s intent to present a proposal at our 2011 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

Householding of Proxy Materials

In order to reduce printing costs and postage fees and protect the environment, we mail only one copy of the Notice and/or the Annual Report and Proxy Statement to any one address, unless we receive contrary instructions from any stockholder at that address (known as “householding”).

We will deliver upon written or oral request a separate copy of the Notice and/or the Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of these materials was delivered.  If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters located at 777 Old Saw Mill River Road, Tarrytown, New York 10591 or by calling us at 914-789-2800.  If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank or nominee.

Other Business

The Board knows of no other business to be acted upon at the meeting.  If any other business properly comes before the meeting, however, it is the intention of the persons named in the enclosed Proxy Card to vote on such matters as recommended by the Board.

We will appreciate the prompt return of your Proxy, which will be helpful in obtaining the necessary vote.  Therefore, whether or not you expect to attend the meeting, please follow the instructions on the Notice and submit your Proxy.

By order of the Board of Directors,

ROBERT A. MCKINNEY
Chief Financial Officer,
Senior Vice President,
Finance & Operations and Treasurer

Tarrytown, New York
April 27, 2010

Appendix A

PROGENICS PHARMACEUTICALS, INC.
EMPLOYEE STOCK PURCHASE PLAN
4,400,000 Shares
(Effective as of                       )

1.	PURPOSE

The purpose of the Employee Stock Purchase Plan (the “Plan”) of Progenies Pharmaceuticals, Inc. (the “Company”) is to attract, compensate and retain well qualified employees by providing them with an equity interest in the Company’s success.

2.	STOCK SUBJECT TO THE PLAN

The Company may issue and sell a total of 4,400,000 shares of its common stock, par value $.0013 per share (the “Common Stock”), pursuant to the Plan.  Such shares may be either authorized but unissued shares or treasury shares and may include shares that have previously been subject to unexercised options, whether such options have terminated or expired by their terms, by cancellation or otherwise.

3.	ADMINISTRATION

The Plan shall be administered by a committee (the “Committee”) consisting of the entire Board of Directors of the Company or of two or more non-employee directors thereof.  The Committee shall have the power and authority as may be necessary to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the option grants made under the Plan, the adoption of such rules and regulations as it may deem advisable and the termination of further option grants under the Plan.

4.	ELIGIBILITY

Options under the Plan shall be granted only to employees of the Company, all employees of the Company are eligible to receive option grants and all employees granted options under the Plan shall have the same rights and privileges.  Notwithstanding the foregoing, (i) no employee shall be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) no employee shall be granted an option which permits his rights to purchase stock under the Plan to accrue at a rate which exceeds $6,250 of the fair market value of such stock (determined at the time such option is granted) for each fiscal quarter in which such option is outstanding at any time.  Furthermore, the Committee may in its sole discretion impose such restrictions on eligibility as may be permitted by Section 423(b) (4) of the Code.

5.	OPTION GRANTS

Until such time as the Committee in its sole discretion terminates further option grants under the Plan, all eligible employees of the Company shall, on July 1, October 1, January 1 and April 1 of each year (the “Date of Grant”) starting July 1, 1998, be granted an option to purchase the Common Stock, each such option to be subject and pursuant to the following terms and conditions:

(a)	Option Term. The term of each option shall be from the Date of Grant to the date six months after the Date of Grant (the “Date of Expiration”).

(b)
Option Price.  The purchase price per share for each option (the “Option Price”) shall be the lesser of (i) the fair market value of the Common Stock on the Date of Grant or (ii) 85% of the fair market value of the Common Stock on the Date of Exercise (as such term is defined below).  As used herein, the fair market value of the Common Stock on the Date of Grant shall be the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Grant and the fair market value of the Common Stock on the Date of Exercise shall be the closing price of the Common Stock on the Nasdaq National Market on the Date of Exercise provided, however, that, if the employee exercising the option resells the shares on the Date of Exercise, the average selling price for such shares, before the payment of brokerage commissions and expenses, shall be the fair market value on the Date of Exercise.  In the event the Common Stock ceases at any time to be traded on the Nasdaq National Market, the fair market value of the Common Stock shall be determined in such manner as may be set by the Committee.

(c)
Number of Option Shares. Unless and until the Committee in its sole discretion determines otherwise, the number of shares subject to each option shall be the whole number equal to (i) up to 25% of each employee’s total compensation during the fiscal quarter starting with the Date of Grant, as such percentage shall be determined by the Committee prior to the Date of Grant, divided by (ii) the lesser of the fair market value of the Common Stock on the Date of Grant or 85% of the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Exercise (or such other manner for determining the fair market value of the Common Stock on such date if not then traded on the Nasdaq National Market).  In no event, however, shall the number of shares subject to any option exceed $6,250 divided by the fair market value of the Common Stock on the Date of Grant.

(d)
Exercise.  The date of exercise of each option (the “Date of Exercise”) shall be the date or dates specified by the Committee in writing prior to the Date of Grant of an option that occurs during the three-month period starting with the date three months after the Date of Grant of the option and ending on the Date of Expiration of the option.  Exercise shall not be made with respect to less than the total number of shares subject to each option and shall be effected by delivering to the Company written notice of exercise at least one day prior to the Date of Exercise.

(e)
Payment.  Payment for the shares purchased upon exercise of each option (including the amount, if any, necessary to satisfy federal, state or local income tax withholding requirements) shall be in cash within five business days following the Date of Exercise and, in the event payment is not received, the Company may withhold the shares and cancel the option.  Notwithstanding the foregoing, the Committee may in its sole discretion permit employees (i) to pay for shares acquired upon exercise of options by delivering shares of the Common Stock owned by such employee or (ii) to forgo payment for the shares and receive instead the net number of shares that would be received if such employee borrowed shares of the Common Stock for payment of the purchase price and returned the borrowed shares from the shares acquired upon exercise of the option.

(f)
Termination of Employment.  In the event an employee’s employment with the Company terminates for any reason other than the employee’s death, any option held by such employee shall forthwith terminate without any further rights on the part of the employee.  In the event of an employee’s death, the employee’s estate, legal representative or beneficiary may exercise any option held by such employee at any time prior to the Date of Expiration with respect to such option.  Nothing herein shall be deemed to confer any right of continued employment with the Company or to limit the right of the Company to terminate employment with any employee.

6.	RIGHTS AS A STOCKHOLDER

Until such time as each option has been exercised and the shares acquired thereby have been issued and delivered to the employee pursuant to such exercise, the employee shall have no rights as a stockholder with respect to the shares of the Common Stock subject to the option.

7.	NONTRANSFERABILITY OF THE OPTION

Any option granted under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution and is exercisable during the life of the employee only by the employee.

8.	COMPLIANCE WITH SECURITIES LAWS

If the shares to be issued upon exercise of any option granted under the Plan have not been registered under the Securities Act of 1933, as amended, and any applicable state securities laws, the Company’s obligation to issue such shares shall be conditioned upon receipt of a representation in writing that the employee is acquiring such shares for his or her own account and not with a view to the distribution thereof and the certificate representing such shares shall bear a legend in such form as the Company’s counsel deems necessary or desirable.  In no event shall the Company be obligated to issue any shares pursuant to the exercise of an option if, in the opinion of the Company’s counsel, such issuance would result in a violation of any federal or state securities laws.

9.	CHANGE OF CONTROL

In the event of a Change of Control (as such term is defined below), all outstanding options under the Plan shall immediately become fully exercisable and all of the rights and benefits relating thereto shall become fixed and not subject to change or revocation by the Company.  As used herein, a Change of Control shall be deemed to have occurred if (i) any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Company or any officer or director of the Company, becomes the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 20% or more of the combined voting securities of the Company or (ii) a change of 20% or more in the composition of the Board of Directors of the Company occurs without the approval of the majority of said Board of Directors as it exists at the time immediately preceding such change in composition.

10.	STOCK ADJUSTMENTS

(a)
In the event of a stock dividend, stock split, recapitalization, merger in which the Company is the surviving corporation or other capital adjustment affecting the outstanding shares of the Common Stock, an appropriate adjustment shall be made, as determined by the Board of Directors of the Company, to the number of shares subject to the Plan and the exercise price per share with respect to any option granted under the Plan.

(b)
In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any option granted under the Plan shall continue in full force and effect unless either (i) the Board of Directors of the Company modifies such option so that it is fully exercisable with respect to the number of shares measured by the then current compensation prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option contemplated by Section 424(a) of the Code.

11.	EFFECTIVENESS OF THE PLAN

The Plan has been adopted on April 22, 1998 by resolution of the Board of Directors of the Company and shall become effective upon the approval by the affirmative votes of the holders of a majority of the Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.  The Plan as amended and restated herein became effective following its adoption by the Board and its approval by the Company’s stockholders on the date of the 2010 Annual Meeting of Stockholders.

12.	AMENDMENT OF THE PLAN

The Board may at any time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) no alteration, amendment, suspension or termination shall adversely affect the rights of an employee with respect to any outstanding options granted under the Plan and (ii) any amendment which must be approved by the stockholders of the Company in order to ensure that all transactions under the Plan continue to be exempt under Rule 16b-3 under the Exchange Act or any successor provision or to comply with any rule or regulation of a governmental authority, applicable securities exchange or Nasdaq National Market shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule or regulation.

PROGENICS PHARMACEUTICALS, INC.

777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591
ATTN: BETTY MANOCCHI

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Kurt W. Briner
02 Charles A. Baker
03 Mark R. Baker
04 Peter J. Crowley
05 Mark F. Dalton
06 Stephen P. Goff
07 Paul J. Maddon
08 David A. Scheinberg
09 Nicole S. Williams

The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
2.	The approval of an amendment to the Company's 1998 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder to 4,400,000.	0	0	0
3.	The ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for 2010.	0	0	0
4.	Such other business as may properly come before the meeting or any adjournment thereof.	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

R2.09.05.010

0000066439_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com .

PROGENICS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 9, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul J. Maddon, Robert A. McKinney and Mark R. Baker, and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PROGENICS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM, EST on 6/9/2010, at The Landmark at Eastview, 777 Old Saw Mill River Road, Tarrytown, NY 10591, Rockland Room, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000066439_2 R2.09.05.010

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 09, 2010

PROGENICS INC.

PROGENICS PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD TARRYTOWN, N Y 10591
ATTN : BETTY MAN OCCHI

0000066438_1 R2.0905.010

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 13, 2010
Date: June 09, 2010 **Time:** 10:00 AM EDT
Location: The Landmark at Eastview
777 Old Saw Mill River Road
Tarrytown, NY 10591
Rockland Room

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. 10K Wrap

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 26, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the 12-Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000066438_2 R2.09.05.010

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Kurt W. Briner	02 Charles A. Baker	03 Mark R. Baker	04 Peter J. Crowley	05 Mark F. Dalton
06 Stephen P. Goff	07 Paul J. Maddon	08 David A. Scheinberg	09 Nicole S. Williams	

The Board of Directors recommends you vote FOR the following proposal(s):

0000066438_3 R2.09.05.010